                                                                    EXHIBIT 10.3
                                               Published CUSIP Number: 02878CAF5
================================================================================
                                                                  EXECUTION COPY
                                   $20,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                          AMERICAN PACIFIC CORPORATION,
                                  as Borrower,

                                       and

                    THE DOMESTIC SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                                       and

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                          Dated as of February 6, 2007

                         WACHOVIA CAPITAL MARKETS, LLC,
                    as Co-Lead Arranger and Sole Book Runner

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                               as Co-Lead Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
ARTICLE I  DEFINITIONS..........................................................................................       1

         Section 1.1       Defined Terms........................................................................       1

         Section 1.2       Other Definitional Provisions........................................................      21

         Section 1.3       Accounting Terms.....................................................................      21

         Section 1.4       Resolution of Drafting Ambiguities...................................................      22

         Section 1.5       Time References......................................................................      22

ARTICLE II  THE LOANS; AMOUNT AND TERMS.........................................................................      22

         Section 2.1       Revolving Loans......................................................................      22

         Section 2.2       Letter of Credit Subfacility.........................................................      24

         Section 2.3       Swingline Loan Subfacility...........................................................      26

         Section 2.4       Incremental Facilities...............................................................      27

         Section 2.5       Fees.................................................................................      28

         Section 2.6       Commitment Reductions................................................................      29

         Section 2.7       Repayments...........................................................................      29

         Section 2.8       Default Rate and Payment Dates.......................................................      30

         Section 2.9       Conversion Options...................................................................      30

         Section 2.10      Computation of Interest and Fees; Usury..............................................      31

         Section 2.11      Pro Rata Treatment and Payments......................................................      32

         Section 2.12      Non-Receipt of Funds by the Administrative Agent.....................................      33

         Section 2.13      Inability to Determine Interest Rate.................................................      34

         Section 2.14      Illegality...........................................................................      34

         Section 2.15      Requirements of Law..................................................................      35

         Section 2.16      Indemnity............................................................................      36

         Section 2.17      Taxes................................................................................      36

         Section 2.18      Indemnification; Nature of Issuing Lender's Duties...................................      38

ARTICLE III  REPRESENTATIONS AND WARRANTIES.....................................................................      39

         Section 3.1       Financial Condition..................................................................      39

         Section 3.2       No Change............................................................................      39

         Section 3.3       Corporate Existence; Compliance with Law.............................................      40

         Section 3.4       Corporate Power; Authorization; Enforceable Obligations..............................      40

         Section 3.5       No Legal Bar; No Default.............................................................      40

         Section 3.6       No Material Litigation...............................................................      40

         Section 3.7       Investment Company Act; PUHCA, Etc...................................................      41

         Section 3.8       Margin Regulations...................................................................      41

         Section 3.9       ERISA................................................................................      41

         Section 3.10      Environmental Matters................................................................      41

         Section 3.11      Use of Proceeds......................................................................      42

         Section 3.12      Subsidiaries.........................................................................      42

         Section 3.13      Ownership............................................................................      42

         Section 3.14      Indebtedness.........................................................................      42

         Section 3.15      Taxes................................................................................      43

         Section 3.16      Intellectual Property Rights.........................................................      43

         Section 3.17      Solvency.............................................................................      43

         Section 3.18      Investments..........................................................................      43

         Section 3.19      Location of Collateral...............................................................      43

         Section 3.20      No Burdensome Restrictions...........................................................      44

         Section 3.21      Brokers' Fees........................................................................      44

         Section 3.22      Labor Matters........................................................................      44

         Section 3.23      Accuracy and Completeness of Information.............................................      44

         Section 3.24      [Reserved]...........................................................................      44

         Section 3.25      Insurance............................................................................      44

         Section 3.26      Security Documents...................................................................      45

         Section 3.27      Regulation H.........................................................................      45

         Section 3.28      Classification of Senior Indebtedness................................................      45

         Section 3.29      Anti-Terrorism Laws..................................................................      45

         Section 3.30      Compliance with OFAC Rules and Regulations...........................................      45

         Section 3.31      Compliance with FCPA.................................................................      45

ARTICLE IV  CONDITIONS PRECEDENT................................................................................      46

         Section 4.1       Conditions to Closing Date...........................................................      46

         Section 4.2       Conditions to All Extensions of Credit...............................................      49

ARTICLE V  AFFIRMATIVE COVENANTS................................................................................      50

         Section 5.1       Financial Statements.................................................................      50

         Section 5.2       Certificates; Other Information......................................................      51

         Section 5.3       Payment of Taxes and Other Obligations...............................................      52

         Section 5.4       Conduct of Business and Maintenance of Existence.....................................      52

         Section 5.5       Maintenance of Property; Insurance...................................................      52

         Section 5.6       Inspection of Property; Books and Records; Discussions...............................      53

         Section 5.7       Notices..............................................................................      53

         Section 5.8       Environmental Laws...................................................................      54

         Section 5.9       Financial Covenants..................................................................      54

         Section 5.10      Additional Guarantors................................................................      55

         Section 5.11      Compliance with Law..................................................................      55

         Section 5.12      Pledged Assets.......................................................................      55

         Section 5.13      Covenants Regarding Patents, Trademarks and Copyrights...............................      56

         Section 5.14      Post-Closing Covenant................................................................      57

         Section 5.15      Federal Assignment of Claims Act.....................................................      57

         Section 5.16      Further Assurances...................................................................      57

ARTICLE VI  NEGATIVE COVENANTS..................................................................................      58

         Section 6.1       Indebtedness.........................................................................      58

         Section 6.2       Liens................................................................................      59

         Section 6.3       Nature of Business...................................................................      59

         Section 6.4       Consolidation, Merger, Sale or Purchase of Assets, etc...............................      59

         Section 6.5       Advances, Investments and Loans......................................................      60

         Section 6.6       Transactions with Affiliates.........................................................      61

         Section 6.7       Ownership of Subsidiaries; Restrictions..............................................      61

         Section 6.8       Corporate and Accounting Changes.....................................................      61

         Section 6.9       Limitation on Restricted Actions.....................................................      61

         Section 6.10      Restricted Payments..................................................................      62

         Section 6.11      Amendments to Subordinated Debt......................................................      62

         Section 6.12      Sale Leasebacks......................................................................      63

         Section 6.13      No Further Negative Pledges..........................................................      63

         Section 6.14      Deposit Account Control Agreements; Additional Bank Accounts.........................      63

ARTICLE VII  EVENTS OF DEFAULT..................................................................................      63

         Section 7.1       Events of Default....................................................................      63

         Section 7.2       Acceleration; Remedies...............................................................      66

ARTICLE VIII  THE ADMINISTRATIVE AGENT..........................................................................      66

         Section 8.1       Appointment..........................................................................      66

         Section 8.2       Delegation of Duties.................................................................      66

         Section 8.3       Exculpatory Provisions...............................................................      67

         Section 8.4       Reliance by Administrative Agent.....................................................      67

         Section 8.5       Notice of Default....................................................................      67

         Section 8.6       Non-Reliance on Administrative Agent and Other Lenders...............................      68

         Section 8.7       Indemnification......................................................................      68

         Section 8.8       Administrative Agent in Its Individual Capacity......................................      68

         Section 8.9       Successor Administrative Agent.......................................................      69

         Section 8.10      Nature of Duties.....................................................................      69

         Section 8.11      Releases.............................................................................      69

ARTICLE IX  MISCELLANEOUS.......................................................................................      69

         Section 9.1       Amendments, Waivers and Release of Collateral........................................      69

         Section 9.2       Notices..............................................................................      71

         Section 9.3       No Waiver; Cumulative Remedies.......................................................      73

         Section 9.4       Survival of Representations and Warranties...........................................      73

         Section 9.5       Payment of Expenses and Taxes........................................................      73

         Section 9.6       Successors and Assigns; Participations; Purchasing Lenders...........................      74

         Section 9.7       Adjustments; Set-off.................................................................      76

         Section 9.8       Table of Contents and Section Headings...............................................      77

         Section 9.9       Counterparts.........................................................................      77

         Section 9.10      Effectiveness........................................................................      77

         Section 9.11      Severability.........................................................................      77

         Section 9.12      Integration..........................................................................      77

         Section 9.13      Governing Law........................................................................      78

         Section 9.14      Consent to Jurisdiction and Service of Process.......................................      78

         Section 9.15      Confidentiality......................................................................      78

         Section 9.16      Acknowledgments......................................................................      79

         Section 9.17      Waivers of Jury Trial; Waiver of Consequential Damages...............................      79

         Section 9.18      Patriot Act Notice...................................................................      79

         Section 9.19      Amendment and Restatement............................................................      79

ARTICLE X  GUARANTY.............................................................................................      80

         Section 10.1      The Guaranty.........................................................................      80

         Section 10.2      Bankruptcy...........................................................................      80

         Section 10.3      Nature of Liability..................................................................      81

         Section 10.4      Independent Obligation...............................................................      81

         Section 10.5      Authorization........................................................................      81

         Section 10.6      Reliance.............................................................................      81

         Section 10.7      Waiver...............................................................................      82

         Section 10.8      Limitation on Enforcement............................................................      82

         Section 10.9      Confirmation of Payment..............................................................      83

SCHEDULES

Schedule 1.1(a)      Account Designation Letter
Schedule 1.1(b)      Investments
Schedule 1.1(c)      Liens
Schedule 2.1(b)(i)   Form of Notice of Borrowing
Schedule 2.1(e)      Form of Revolving Note
Schedule 2.3(d)      Form of Swingline Note
Schedule 2.9         Form of Notice of Conversion/Extension
Schedule 3.3         Jurisdictions of Organization and Qualification
Schedule 3.12        Subsidiaries
Schedule 3.16        Intellectual Property
Schedule 3.19(a)     Location of Real Property
Schedule 3.19(b)     Location of Collateral
Schedule 3.19(c)     Chief Executive Offices
Schedule 3.19(d)     Mortgaged Property
Schedule 3.22        Labor Matters
Schedule 4.1(b)      Form of Secretary's Certificate
Schedule 4.1(h)      Form of Solvency Certificate
Schedule 5.2(b)      Form of Officer's Compliance Certificate
Schedule 5.10        Form of Joinder Agreement
Schedule 6.1(b)      Indebtedness
Schedule 6.14        Deposit Accounts
Schedule 9.6(c)      Form of Assignment and Assumption Agreement

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 6, 2007, among AMERICAN PACIFIC CORPORATION, a Delaware corporation (the "Borrower"), each of those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively the "Guarantors" and individually a "Guarantor"), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the "Lenders" and individually a "Lender"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent" or the "Agent"), and BANK OF AMERICA, N.A., as Syndication Agent.

                                   WITNESSETH:

      WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Credit Parties in the amount of up to $20,000,000, as more particularly described herein;

      WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein; and

      WHEREAS, this Credit Agreement shall amend and restate the Existing Credit Agreement (as defined below).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.1 DEFINED TERMS.

      As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

      "ABR Default Rate" shall have the meaning set forth in Section 2.8.

      "Accessible Borrowing Availability" shall mean, as of any date of determination, the amount that the Borrower is able to borrow on such date under the Revolving Committed Amount without a Default or Event of Default occurring or existing after giving pro forma effect to such borrowing.

      "Account Designation Letter" shall mean the Account Designation Letter dated as of the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Schedule 1.1(a).

      "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

      "Administrative Agent" or "Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

      "Administrative Details Form" shall mean, with respect to any Lender, a document containing such Lender's contact information for purposes of notices provided under this Credit Agreement and account details for purposes of payments made to such Lender under this Credit Agreement.

      "AFC Guaranty" shall mean the Unconditional Guaranty of Payment and Performance November 30, 2005 of the Borrower in favor of Aerojet Fine Chemicals LLC and Aerojet - General Corporation.

      "Affiliate" shall mean as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" or "Credit Agreement" shall mean this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

      "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

      "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

      "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (a) Alternate Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (b) LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Margin & L/C Fee" and
(c) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                             APPLICABLE PERCENTAGE


                                          LIBOR
Pricing        Total         Base Rate   Margin    Commitment
 Level     Leverage Ratio     Margin    & L/C Fee     Fee
-------  ------------------  ---------  ---------  ----------
   I       > 4.00 to 1.0       1.50%      2.50%      0.50%
           -
   II    <4.00 to 1.0 but >    1.25%      2.25%      0.50%
                          -
            3.25 to 1.0

  III    <3.25 to 1.0 but >    1.00%      2.00%      0.50%
                          -
            2.50 to 1.0

   IV      < 2.50 to 1.0       0.75%      1.75%      0.375%

         The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Credit Parties the quarterly financial information (in the case of the first three fiscal quarters of the Borrower's fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b)

(each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or certifications are provided, whereupon the Level shall be determined by the then current Total Leverage Ratio. In the event that any financial information or certification provided to the Administrative Agent in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an "Applicable Period") than the Applicable Percentage applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) the Applicable Percentage shall be determined as if it had been properly calculated for such Applicable Period, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.8 and 7.1. Notwithstanding the foregoing, the Applicable Percentage for the first two complete fiscal quarters after the Closing Date shall be (i) not less than 2.25% for LIBOR Rate Loans and (ii) not less than 1.25% for Alternate Base Rate Loans; and the Commitment Fee shall be set at 0.50%.

      "Approved Fund" shall mean, with respect to any Lender, any fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender, (c) any other Lender or any Affiliate thereof or (d) the same investment advisor as any Person described in clauses (a) - (c).

      "Arranger" shall mean Wachovia Capital Markets, LLC and Banc of America Securities LLC, together with their respective successors and assigns.

      "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise.

      "Assignment Agreement" shall mean an Assignment and Assumption Agreement, in substantially the form of Schedule 9.6(c).

      "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

      "Bankruptcy Event" shall mean any of the events described in Section
7.1(e).

      "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

      "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

      "Business" shall have the meaning set forth in Section 3.10.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

      "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

      "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

      "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (b) Dollar denominated (or foreign currency fully hedged to the Dollar) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any State of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's, (g) readily marketable tax-free municipal bonds of a domestic issuer rated Aaa by Moody's, or AAA by S&P, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds), (h) investments in money market funds substantially all of whose assets are comprised of securities of the types described in subparts (a) through (g) above, and (i) demand deposit accounts maintained in the ordinary course of business.

      "Change of Control" shall mean at any time the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding Voting Stock of the Borrower; or (b) the replacement of a majority of the Board of Directors of the Borrower over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

      "Closing Date" shall mean the date of this Credit Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations.

      "Commitment" shall mean the Revolving Commitments, the LOC Commitments and the Swingline Commitments, individually or collectively, as appropriate.

      "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

      "Commitment Period" shall mean (a) with respect to Revolving Loans, the period from and including the Closing Date to but excluding the Maturity Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is 30 days prior to the Maturity Date.

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

      "Consolidated" shall mean, when used with reference to financial statements or financial statement items of the Credit Parties and their Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

      "Consolidated EBITDA" shall mean, as of any date of determination for the four quarter period ending on such date, without duplication, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) income tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Credit Parties and their Subsidiaries for such period, (iii) depreciation and amortization expense (including amortization of debt discount and debt issuance costs to the extent permitted by GAAP) of the Credit Parties and their Subsidiaries for such period, (iv) other non-cash charges (excluding reserves for future cash payments during the term of this Agreement) of the Credit Parties and their Subsidiaries for such period, (v) non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options to employees, officers and directors and similar arrangements (including repricing, amendment, modification, substitution or change of any such options or similar arrangements) for such period, (vi) payment in kind interest payments related to seller notes, Subordinated Debt or other Indebtedness incurred in connection with any Permitted Acquisition, (vii) increases in reserves for Environmental Remediation Payments for such period and
(viii) non-recurring cash charges actually incurred not exceeding $2,000,000 in respect of Ampac ISP UK Ltd., minus (c) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period, minus (d) payments for Environmental Remediation OM Payments for such period (net of cash recovered), minus (e) any other non-recurring cash or non-cash gains in excess of $50,000 during such period.

Further, (1) for any four-quarter period, Consolidated EBITDA shall be calculated on a pro forma basis to exclude the effects of any sales of real property assets owned by the Borrower or any of its Subsidiaries and (2) for any four-quarter period ending on after the closing date of any Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis assuming the consummation of such Permitted Acquisition as of the first day of such period.

      "Consolidated Funded Debt" shall mean, on any date of calculation, Funded Debt of the Borrower and its Subsidiaries on a Consolidated basis.

      "Consolidated Interest Expense" shall mean, as of any date of determination for the four quarter period ending on such date, all interest expense (excluding (i) amortization of debt discount, other debt issue costs and premium and (ii) any payment in kind interest related to any seller notes, Subordinated Debt or other Indebtedness incurred in connection with any Permitted Acquisition and any Subordinated Debt, but including the interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of the Credit Parties and their Subsidiaries on a Consolidated basis. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense for the fiscal quarters ending March 31, 2007, June 30, 2007 and September 30, 2007, Consolidated Interest Expense shall be annualized during such fiscal quarters such that (a) for the calculation of Consolidated Interest Expense as of December 31, 2006, Consolidated Interest Expense for the fiscal quarter then ending will be multiplied by four (4), (b) for the calculation of Consolidated Interest Expense as of March 31, 2007, Consolidated Interest Expense for the two fiscal quarter period then ending will be multiplied by two (2) and (c) for the calculation of Consolidated Interest Expense as of June 30, 2007, Consolidated Interest Expense for the three fiscal quarter period then ending will be multiplied by one and one-third (1 1/3).

      "Consolidated Net Income" shall mean, as of any date of determination for the four quarter period ending on such date, the net income (before discontinued operations, extraordinary items, and changes in accounting principals) or loss of Borrower and its Subsidiaries, determined in accordance with GAAP of the Borrower and its Subsidiaries on a Consolidated basis for such period; provided that Consolidated Net Income shall not include the net income of any corporation, partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any Subsidiary with another Person that is not the Borrower or any Subsidiary.

      "Consolidated Scheduled Debt Payments" shall mean, as of any date of determination for the four quarter period ending on such date, the sum of all scheduled payments of principal on Consolidated Funded Debt for such period (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Consolidated Scheduled Debt Payments shall not include optional repayments or the mandatory repayments required pursuant to Section 2.7.

      "Consolidated Subsidiaries" shall mean Subsidiaries of the Borrower which are included on a consolidated basis in the financial statements of the Borrower in accordance with GAAP.

      "Consolidated Working Capital" shall mean, as of any date of determination, the excess of (a) current assets (excluding cash and Cash Equivalents) of the Credit Parties and their Subsidiaries on a Consolidated basis as of such date of determination less (b) current liabilities (excluding the current portion of long term Indebtedness) of the Credit Parties and their Subsidiaries on a Consolidated basis as of such date of determination, all as determined in accordance with GAAP.

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Copyright Licenses" shall mean any written agreement providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

      "Copyrights" shall mean all copyrights of the Credit Parties and their Subsidiaries in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 and all renewals thereof.

      "Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

      "Credit Party" shall mean any of the Borrower or the Guarantors.

      "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, prepayment premiums (if any), expenses, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

      "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

      "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan or fund a Participation Interest required pursuant to the terms of this Credit Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

      "Deposit Account Control Agreement" shall mean an agreement among a Credit Party, a depository institution and the Administrative Agent, which agreement is in a form reasonably acceptable to the Administrative Agent, and which provides the Administrative Agent with "control" (as such term is used in Article 9 of the Uniform Commercial Code) over the deposit accounts described therein, as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown in such Lender's Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

      "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

      "Environmental Laws" shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

      "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or any limitations or restrictions placed upon any real property owned, leased or operated by the Borrower or any of its Subsidiaries by any Governmental Authority, or (b) damages relating to, or costs incurred by such Governmental Authority in response to, a release or threatened release of Materials of Environmental Concern into the environment.

      "Environmental Remediation Equipment Payments" shall mean the Environmental Remediation Payments consisting of payments made for equipment costs.

      "Environmental Remediation OM Payments" shall mean the Environmental Remediation Payments consisting of payments made for the operating and maintenance costs.

      "Environmental Remediation Payments" shall mean payments made by the Borrower or any of its Subsidiaries in connection with the implementation of a remediation program together with the operation and maintenance of such program and equipment acquired under such program involving (a) any liability under Environmental Laws, or any limitations or restrictions placed upon any real property owned, leased or operated by the Borrower or any of its Subsidiaries by any Government Authority or court, or (b) damages relating to, or costs incurred by such Governmental Authority in response to, a release or threatened release of Materials of Environmental Concern into the environment with respect to the Athens Road Project Site and the Valley Drive Site.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in

Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

      "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

      "Excluded Subsidiary" shall mean any direct or indirect Subsidiary of the Borrower having either (a) revenues (determined by reference to its latest quarterly financial statements) for the trailing 12 -month period then ended less than or equal to $100,000, or (b) an aggregate book value of assets, as measured as of the end of any fiscal quarter determined by reference to the Borrower's latest quarterly financial statements, less than or equal to $100,000, in each case, on a Consolidated basis.

      "Existing Credit Agreement" shall mean that certain First Lien Credit Agreement, dated as of November 30, 2005, as amended, by and among the Borrower, certain direct and indirect Subsidiaries of the Borrower as guarantors, the lenders party thereto, and the Administrative Agent.

      "Existing Letters of Credit" shall mean the Letters of Credit outstanding under the Existing Credit Agreement.

      "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

      "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

      "Fee Letter" shall mean the letter agreement dated January 31, 2007, addressed to the Borrower from Wachovia and the Arranger, as amended, modified or otherwise supplemented.

      "Flood Hazard Property" any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "Funded Debt" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, the noncontingent amount of earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the unreimbursed amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person, (f) the principal portion of all Capital Lease Obligations of such Person, (g) all net obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (h) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses
(a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through (i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable therefor) calculated based on the percentage of such Indebtedness for which such Person is liable; provided, however, that Funded Debt shall not include Indebtedness among the Credit Parties.

      "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

      "Government Acts" shall have the meaning set forth in Section 2.18.

      "Government Contract" shall mean any contract entered into between the Borrower or any of its Subsidiaries and the government of the United States of America, or any department, agency, public corporation, or other instrumentality or agent thereof or any state government or any department, agency or instrumentality or agent thereof.

      "Governmental Approvals" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantor" shall have the meaning set forth in the first paragraph of this Credit Agreement.

      "Guaranty" shall mean the guaranty of the Guarantors set forth in
Article X.

      "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof, but excluding ordinary course indemnification obligations not constituting financial undertakings. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Hedging Agreement Provider" shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(d) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

      "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

      "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, the reasonably anticipated amount of earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (f) the principal portion of all Capital Lease Obligations of such Person, (g) all net obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (h) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration,
(i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (j) [reserved], (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable therefor) calculated based on the percentage of such Indebtedness for which such Person is liable.

      "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

      "Intellectual Property" shall mean the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Credit Parties and their Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

      "Interest Coverage Ratio" shall mean the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

      "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory repayment required pursuant to Section 2.7(b), the date on which such mandatory repayment is due.

      "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

            (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, subject to availability to all applicable Lenders, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

            (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, subject to availability to all applicable Lenders, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

                  (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                  (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                  (iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date; and

                  (v) no more than ten (10) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

      "Investment" shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of Capital Stock, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

      "Issuing Lender" shall mean Wachovia or any successor in such capacity.

      "Issuing Lender Fees" shall have the meaning set forth in Section 2.5(c).

      "Joinder Agreement" shall mean a Joinder Agreement in substantially the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

      "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement and shall include the Issuing Lender and the Swingline Lender.

      "Lender Commitment Letter" shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its LOC Commitment and/or Revolving Commitment Percentage.

      "Letters of Credit" shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

      "Letter of Credit Facing Fee" shall have the meaning set forth in Section 2.5(c).

      "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

      "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

      "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office in such Lender's Administrative Details Form; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

      "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =                    LIBOR
                       -------------------------------------
                       1.00 - Eurodollar Reserve Percentage

      "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

      "Loan" shall mean a Revolving Loan and/or a Swingline Loan, as appropriate.

      "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in the Lender Commitment Letter or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

      "LOC Committed Amount" shall have the meaning set forth in Section 2.2(a).

      "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

      "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

      "Mandatory LOC Borrowing" shall have the meaning set forth in Section 2.2(e).

      "Mandatory Swingline Borrowing" shall have the meaning set forth in
Section 2.3(b)(ii).

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

      "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Maturity Date" shall mean the date that is five (5) years after the Closing Date.

      "Material IP" shall mean all material Intellectual Property of each Credit Party reasonably necessary for each of them to conduct its business as currently conducted or with a fair market value in excess of $500,000 (other than non-exclusive licenses for off-the-shelf software, and other non-exclusive licenses in intellectual property, in each case, obtained in the ordinary course of business).

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage Instrument" shall mean any mortgage, deed of trust or deed to secure debt executed by a Credit Party in favor of the Administrative Agent pursuant to the terms of the Existing Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time.

      "Mortgage Policy" shall mean, with respect to any Mortgage Instrument, an ALTA mortgagee title insurance policy issued by a title insurance company (the "Title Insurance Company") selected by the Administrative Agent in an amount satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

      "Mortgaged Property" shall mean any owned or leased real property of a Credit Party as of the Closing Date which is set forth on Schedule 3.19(d).

      "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Note" or "Notes" shall mean the Revolving Notes and/or the Swingline Notes, collectively, separately or individually, as appropriate.

      "Notice of Borrowing" shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.3(b)(i), as appropriate. A Form of Notice of Borrowing is attached as Schedule 2.1(b)(i).

      "Notice of Conversion/Extension" shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Schedule 2.9.

      "Obligations" shall mean, collectively, Loans and LOC Obligations and all other obligations of the Credit Parties to the Administrative Agent and the Lenders under the Credit Documents.

      "OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

      "Operating Lease" shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

      "Participant" shall have the meaning set forth in Section 9.6(b).

      "Participation Interest" shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.2(c) and in Swingline Loans as provided in Section 2.3.

      "Patent Licenses" shall mean all written agreements providing for the grant by or to a Person of any license to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in
Schedule 3.16 to the Credit Agreement.

      "Patents" shall mean all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the Voting Stock and other ownership interests of a Person by a merger, amalgamation or consolidation or any other combination with such Person or (b) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3, so long as
(i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that, after giving effect to the acquisition on a Pro Forma Basis, (A) the Total Leverage Ratio shall be less than 5.0 to 1.0 and (B) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 (calculated in the case of (A) and (B) as of the last day of the most recent fiscal quarter as to which financial statements have become available), (iii) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest (except for Permitted Liens) in all property (including, without limitation, Capital Stock) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, subject to the exceptions in Section 5.10 and 5.12 in the case of any non-U.S. assets acquired as a part of such acquisition, (iv) the Administrative Agent and the Lenders shall have received (A) a description of the material terms of such acquisition, (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (C) consolidated projected income statements of the Borrower and its Consolidated Subsidiaries (giving effect to such acquisition), all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that if the aggregate purchase price for such acquisition is less than or equal to $10,000,000, the requirements set forth in this subclause (iv) may be waived by the Administrative Agent upon receipt of such other financial information reasonably acceptable to the Administrative Agent, (v) if the aggregate purchase price for such acquisition is greater than or equal to $2,500,000, the Target shall have earnings before interest, taxes, depreciation and amortization (after adjustments reasonably satisfactory to the Administrative Agent) for the four fiscal quarter period prior to the acquisition date in an amount greater than $0, (vi) such acquisition shall not be a "hostile" acquisition and shall have been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target,
(vii) after giving effect to such acquisition, there shall be at least $10,000,000 of Accessible Borrowing Availability under the Revolving Committed Amount and (viii) the aggregate consideration (including without limitation equity consideration, earn outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Credit Parties and their Subsidiaries) paid by the Credit Parties and their Subsidiaries (a) in connection with any such acquisition shall not exceed $35,000,000 and (b) for all acquisitions of a Persons that are not incorporated, formed or organized in the United States made during the term of this Agreement shall not exceed $20,000,000.

      "Permitted Investments" shall mean:

            (a) cash and Cash Equivalents;

            (b) Investments set forth on Schedule 1.1(b);

            (c) receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (d) Investments in and loans to any Credit Party;

            (e) loans and advances to officers, directors and employees in an aggregate amount not to exceed $500,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law;

            (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (g) Investments, acquisitions or transactions permitted under
      Section 6.4(b) (including any Investments owned by a Person acquired in a Permitted Acquisition);

            (h) Hedging Agreements to the extent permitted hereunder;

            (i) Investments (including debt obligations) received in connection with the permitted disposition of any assets;

            (j) Guaranty Obligations to the extent permitted hereunder;

            (k) the AFC Guaranty;

            (l) Investments in and loans as permitted by Section 6.1(d); and

            (m) additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof; provided that such loans, advances and/or Investments made pursuant to this clause shall not exceed an aggregate amount of $5,000,000 at any time outstanding; provided that, if the Total Leverage Ratio as of the most recently ended fiscal year (commencing with the fiscal year ending September 30, 2007) is less than or equal to 3.00 to 1.00, then such loans, advances and/or Investments made pursuant to this clause shall not exceed an aggregate amount of $10,000,000 per fiscal year so long as after giving effect to any such Investment on a pro forma basis (calculated as of the last day of the most recent fiscal quarter as to which financial statements have become available), the Credit Parties are in compliance with the financial covenants set forth in Section 5.9.

      "Permitted Liens" shall mean:

            (a) Liens created by or otherwise existing under or in connection with this Credit Agreement or the other Credit Documents in favor of the Administrative Agent on behalf of the Secured Parties;

            (b) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement; provided that such Liens shall secure the Credit Party Obligations and the obligations under such Secured Hedging Agreement on a pari passu basis;

            (c) Liens securing purchase money indebtedness and Capital Lease Obligations (and refinancings thereof) to the extent permitted under
      Section 6.1(c); provided, that (i) any such Lien attaches to such property concurrently with or within 30 days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction;

            (d) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Credit Party or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

            (e) statutory Liens such as carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor in an amount consistent with historical practices and normal course of business of the Credit Parties and their Subsidiaries;

            (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in an aggregate amount consistent with historical practices and normal course of business of the Credit Parties and their Subsidiaries;

            (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (h) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(c)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

            (j) Liens existing on the Closing Date and set forth on Schedule 1.1(c); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien may be extended, renewed, refunded and refinanced; however, such principal amount may not be increased;

            (k) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

            (l) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

            (m) restrictions on transfers of securities imposed by applicable securities laws;

            (n) Liens arising out of judgments or awards not resulting in an Event of Default; provided that the applicable Credit Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

            (o) Liens on the property of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder securing Indebtedness permitted hereunder; provided, however, that any such Lien may not extend to any other property of any Credit Party or any other Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party;

            (p) any interest or title of a lessor, licensor, sublessor, sublicensor or licensee under any lease, license or sublease entered into by any Credit Party or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

            (q) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; and

            (r) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $5,000,000 in the aggregate.

      "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan" shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

      "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

      "Pro Forma Basis" shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction.

      "Properties" shall have the meaning set forth in Section 3.10(a).

      "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

      "Recovery Event" shall mean the receipt by the Credit Parties or any of their Subsidiaries of any cash insurance proceeds or condemnation or expropriation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets other than obsolete property or assets no longer used or useful in the business of the Credit Parties or any of their Subsidiaries.

      "Register" shall have the meaning set forth in Section 9.6(d).

      "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.2(d) for amounts drawn under Letters of Credit.

      "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

      "Replaced Lender" shall have the meaning set forth in Section 2.19.

      "Replacement Lender" shall have the meaning set forth in Section 2.19.

      "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

      "Required Lenders" shall mean, as of any date of determination, Lenders holding at least 66 2/3% of (a) the outstanding Revolving Commitments or (ii) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments.

      "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" shall mean, as to (a) the Borrower, the President, any Vice-President, the Chief Executive Officer, Chief Financial Officer, Treasurer or the Chief Operating Officer or (b) any other Credit Party, any duly authorized officer thereof.

      "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest (other than pay-in-kind interest) on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries, (f) the payment by any Credit Party or any of its Subsidiaries of any management, advisory or consulting fee to any Person or the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party or such Subsidiary and (g) any repurchase, prepayment, redemption or acquisition of the Senior Unsecured Notes.

      "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount.

      "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage in its Lender Commitment Letter or in the Assignment Agreement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

      "Revolving Committed Amount" shall have the meaning set forth in Section 2.1(a).

      "Revolving Lender" shall mean, as of any date of determination, a Lender holding a Revolving Commitment on such date.

      "Revolving Loan" shall have the meaning set forth in Section 2.1.

      "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower provided pursuant to Section 2.1(e) in favor of any of the Revolving Lenders evidencing the Revolving Loan provided by any such Revolving Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Sanctioned Country" shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

      "Sanctioned Person" shall mean (i) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

      "Secured Hedging Agreement" shall mean any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

      "Secured Hedging Obligations" shall mean, without duplication, all of the obligations, indebtedness and liabilities of the Credit Parties to the Hedging Agreement Providers, whenever arising, under the Secured Hedging Agreements, including principal, interest, fees, premiums, scheduled periodic payments, breakage, termination and other payments, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

      "Secured Parties" shall mean the Administrative Agent, the Lenders and the Hedging Agreement Providers.

      "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms.

      "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgage Instruments and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Administrative Agent, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements.

      "Senior Unsecured Notes" shall mean any of the 9% Senior Notes due 2015 in an aggregate principal amount of $110,000,000, issued by the Borrower pursuant to the Senior Unsecured Notes Indenture, and any registered notes issued by the Borrower in exchange for, and as contemplated by any of the Senior Unsecured Notes with similar terms as the Senior Unsecured Notes, as such Senior Unsecured Notes may be supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

      "Senior Unsecured Notes Documents" shall mean the Senior Unsecured Notes, the Senior Unsecured Notes Indenture, the Senior Unsecured Notes Guarantees, and all other documents executed and delivered with respect to the foregoing.

      "Senior Unsecured Notes Guarantees" shall mean the guarantees of the guarantors pursuant to the Senior Unsecured Notes Indenture, as each may be supplemented, amended or modified from time to time.

      "Senior Unsecured Notes Indenture" shall mean that certain Indenture, dated as of February 6, 2007, by and among the Borrower, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee with respect to the Senior Unsecured Notes, as supplemented, amended or otherwise modified from time to time to the extent permitted hereunder.

      "Single Employer Plan" shall mean any Plan that is not a Multiemployer
Plan.

      "Subordinated Debt" shall mean any Indebtedness (i) owing by a Credit Party to another Credit Party or (ii) owing by a Credit Party to any other Person which is unsecured and non-amortizing, and in each case by its terms or pursuant to a separate subordination agreement is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms reasonably acceptable to the Administrative Agent.

      "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Gibson Business Park Associates 1986-1, L.P., a Nevada limited partnership, shall not be considered a Subsidiary for purposes of the Loan Documents.

      "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.3(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

      "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.3(a).

      "Swingline Lender" shall mean Wachovia and any successor in such capacity.

      "Swingline Loan" shall have the meaning set forth in Section 2.3(a).

      "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to
Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      "Taxes" shall have the meaning set forth in Section 2.17.

      "Total Leverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower, for the Borrower and its Subsidiaries on a consolidated basis for the four consecutive quarters ending on such date, the ratio of (a) Consolidated Funded Debt on the last day of such period to (b) Consolidated EBITDA for such four fiscal quarter period.

      "Trademark License" shall mean any written agreement providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

      "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in
Schedule 3.16 to this Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.

      "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day.

      "Transactions" shall mean the closing of this Agreement, the other Credit Documents, the issuance of the Senior Unsecured Notes and the other transactions contemplated hereby to occur in connection with such closing

(including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with all of the foregoing).

      "Transfer Effective Date" shall have the meaning set forth in each Assignment Agreement.

      "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

      "UCC" shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

      "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

      "Wachovia" shall mean Wachovia Bank, National Association, a national banking association, together with its successors and/or assigns.

      "Works" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

      SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      SECTION 1.3 ACCOUNTING TERMS.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited Consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes amend the definitions of Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Funded Debt, any definitions incorporated in the foregoing defined terms or Section 5.9 to eliminate the effect of any change in GAAP on the operation of any such definition or provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any such definition or provision for such purpose), then the Borrower's compliance with such provisions shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such definition or provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

      The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

      SECTION 1.4 RESOLUTION OF DRAFTING AMBIGUITIES.

      Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Credit Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

      SECTION 1.5 TIME REFERENCES.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE LOANS; AMOUNT AND TERMS

      SECTION 2.1 REVOLVING LOANS.

            (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans in Dollars ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding LOC Obligations shall not exceed such Revolving Lender's Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect. For purposes hereof, the aggregate principal amount available hereunder for Revolving Loans shall be TWENTY MILLION DOLLARS ($20,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, or as increased pursuant to Section 2.4, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date may only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

      (b) Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a
            Revolving Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 1:00 P.M. on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender's share thereof.

                  (ii) Minimum Amounts. Each Revolving Loan which is an
            Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances. Each Revolving Lender will make its Revolving
            Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

            (c) Repayment. Subject to the terms of this Credit Agreement, Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 7.2.

            (d) Interest. Subject to the provisions of Section 2.8(b), Revolving Loans shall bear interest as follows:

                  (i) Alternate Base Rate Loans. During such periods as
            Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                  (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

      Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

            (e) Revolving Notes; Covenant to Pay. Each Revolving Lender's Revolving Commitment shall be evidenced, upon such Revolving Lender's request, by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Schedule 2.1(e). The Borrower covenants and agrees to pay the Revolving Loans in accordance with the terms of this Credit Agreement and the Revolving Note or Revolving Notes.

                SECTION 2.2 LETTER OF CREDIT SUBFACILITY.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrower from time to time upon request in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, up to $1,000,000 of Letters of Credit may have an original expiry date up to five (5) years after issuance so long as any such Letter of Credit extending beyond the Maturity Date shall be cash collateralized by the date that is seven (7) Business Days prior to the Maturity Date or shall be terminated by the Company prior to the Maturity Date. So long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000 or such lesser amount approved by the Issuing Lender.

            (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

            (c) Participations. Each Revolving Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations. The Borrower's Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory LOC Borrowing") shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its

      Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

            (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (g) ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998," as most recently published by the Institute of International Banking Law & Practice at the time of issuance shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

            (h) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

            (i) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's Reimbursement Obligations hereunder with respect to such Letter of Credit.

      SECTION 2.3 SWINGLINE LOAN SUBFACILITY.

            (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed THREE MILLION DOLLARS ($3,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

            (b) Swingline Loan Borrowings.

                  (i) Notice of Borrowing and Disbursement. Upon receiving a
            Notice of Borrowing from the Borrower not later than 2:00 P.M. on any Business Day requesting that a Swingline Loan be made, the Swingline Lender will make Swingline Loans available to the Borrower on the same Business Day such request is received by the Administrative Agent. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 (or the remaining available amount of the Swingline Committed Amount if less) and in integral amounts of $100,000 in excess thereof.

                  (ii) Repayment of Swingline Loans. Each Swingline Loan
            borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate

            Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of
            Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Swingline Borrowing"). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or
            (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy
            Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to
            Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

            (c) Interest on Swingline Loans. Subject to the provisions of
      Section 2.8(b), Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

            (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).

      SECTION 2.4 INCREMENTAL FACILITIES.

            Subject to the terms and conditions set forth herein, the Borrower shall have the right, from time to time prior to the date that is three years following the Closing Date, to incur additional Indebtedness under this Credit Agreement in the form of an increase to the Aggregate Revolving Committed Amount (the "Incremental Revolving Facility") by the amount of up to TWENTY MILLION DOLLARS ($20,000,000). The following terms and conditions shall apply to the Incremental Revolving Facility: (a) the loans made under the Incremental Revolving Facility (each an "Additional Revolving Loan") shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (b) the Incremental Revolving Facility shall have the same terms (including interest rate and maturity date) as the existing Revolving Loans, (c) any such Incremental Revolving Facility shall be in a minimum principal amount of $2,500,000 and integral multiples of $500,000 in excess thereof, (d) the Incremental Revolving Facility shall be entitled to the same voting rights as the existing Revolving Loans and shall be entitled to receive proceeds of prepayments on the same basis as the existing Revolving Loans, (e) the Incremental Revolving Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (f) the proceeds of the Additional Revolving Loan will be used for the purposes set forth in Section 3.11, (g) the Borrower shall execute a Revolving Note in favor of any new Lender or any existing Lender requesting a Revolving Note whose Revolving Committed Amount is increased, (h) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (i) no Default or Event of Default shall exist and
      (j) if the amount of such Incremental Revolving Facility is greater than $5,000,000, the Administrative Agent shall have received from the Borrower updated financial projections and an officer's certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Incremental Revolving Facility on a Pro Forma Basis, the Borrower will be in compliance with the financial covenants set forth in Section 5.9 (calculated as of the last day of the most recent fiscal quarter as to which financial statements have become available). Participation in the Incremental Revolving Facility shall be offered first to each of the existing Lenders, but each such Lender shall have no obligation to provide all or any portion of the Incremental Revolving Facility. If the amount of the Incremental Revolving Facility shall exceed the commitments which the existing Lenders are willing to provide with respect to the Incremental Revolving Facility, then the Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Credit Agreement as Lenders hereunder for the portion of the Incremental Revolving Facility not taken by existing Lenders, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent may reasonably request. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of the Incremental Revolving Facility therein.

      SECTION 2.5 FEES.

            (a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage but Swingline Loans shall not be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

            (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall each be payable quarterly in arrears on the last Business Day of each calendar quarter.

            (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees"). The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the "Letter of Credit

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

      Facing Fee") of one-quarter of one percent (0.25%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

            (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

      SECTION 2.6 COMMITMENT REDUCTIONS.

            (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five
      (5) Business Days' prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.

            (b) Swingline Committed Amount. If the Revolving Committed Amount is reduced pursuant to Section 2.7(a) below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

            (c) Maturity Date. The Revolving Commitments, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Maturity Date.

      SECTION 2.7 REPAYMENTS.

            (a) Optional Repayments. The Borrower shall have the right to repay Loans in whole or in part from time to time; provided, however, that each partial repayment of a Revolving Loan shall be in a minimum principal amount of $500,000 and integral multiples of $500,000 in excess thereof (or the remaining outstanding principal amount), and each partial repayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount). The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Within the foregoing parameters, amounts paid under this Section 2.7(a) shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All payments under this Section 2.7(a) shall be subject to Section 2.16, but otherwise without premium or penalty. Interest on the principal amount repaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been repaid or, at the request of the Administrative Agent, interest on the principal amount repaid shall be payable on any date that a repayment is made hereunder through the date of repayment. Amounts repaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof.

      (b) Mandatory Repayments.

                  (i) Revolving Committed Amount. If at any time after the
            Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall exceed the Revolving Committed Amount, the Borrower

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

            shall immediately repay the Loans in an amount sufficient to eliminate such excess (such repayment to be applied as set forth in clause (ii) below).

                  (ii) Application of Mandatory Repayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied first to the Swingline Loans (without a corresponding reduction of the Swingline Committed Amount) and (2) second to the Revolving Loans (without a corresponding reduction of the Revolving Committed Amount). Within the parameters of the applications set forth above, repayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All repayments under this Section 2.7(b) shall be subject to Section 2.16 and be accompanied by interest on the principal amount prepaid through the date of repayment. Notwithstanding the terms of this subsection (B) to the contrary, so long as (x) no Default or Event of Default exists and (y) the amount of any repayments required under Sections 2.7(b)(ii)-(vi) has been transferred to the Administrative Agent to be held by it as Collateral pursuant to the terms of the Security Agreement, at the election of the Borrower, if there are not sufficient Alternate Base Rate Loans outstanding to effect any repayment required under
            Section 2.7(b)(ii), such repayment may be deferred until the end of the Interest Period of any LIBOR Rate Loan being prepaid, in respect of the amount of such repayment which would otherwise be required to be used to repay such LIBOR Rate Loan (after giving effect to any repayment of outstanding Alternate Base Rate Loans).

      SECTION 2.8 DEFAULT RATE AND PAYMENT DATES.

            (a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.9 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

            (b) (i) If all or a portion of the principal amount of any LIBOR Rate Loan shall not be paid when due, such overdue amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 2%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate Base Rate plus the sum of the Applicable Percentage then in effect for Alternate Base Rate Loans and 2% (the "ABR Default Rate") or (ii) if any interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Upon the occurrence, and during the continuance, of any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto plus 2% or
      (B) in the case of interest, fees or other amounts, the ABR Default Rate (after as well as before judgment).

            (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section 2.8 shall be payable from time to time on demand.

      SECTION 2.9 CONVERSION OPTIONS.

            (a) The Borrower may, in the case of Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three (3) Business Days prior to the proposed date of conversion. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an

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

      Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 1:00 P.M. one Business Day prior to the proposed date of conversion. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

            (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

      SECTION 2.10 COMPUTATION OF INTEREST AND FEES; USURY.

            (a) Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

            (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of

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

      execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

      SECTION 2.11 PRO RATA TREATMENT AND PAYMENTS.

            (a) Allocation of Payments Prior to Exercise of Remedies. Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Unless otherwise required by the terms of this Credit Agreement, each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing hereunder and under the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans shall be applied to such Loans on a pro rata basis in accordance with the terms of
      Section 2.7(a) hereof. Each optional repayment on account of principal of the Loans shall be applied in accordance with Section 2.7(a). Each mandatory repayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.17(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on
      Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

            (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.8(b)) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

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

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

                  SECOND, to the payment of any fees owed to the Administrative
            Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

                  FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

                  SIXTH, to all other Credit Party Obligations and other
            obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

            In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied
      (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 2.11. Notwithstanding the foregoing terms of this Section 2.11, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Secured Hedging Agreement.

      SECTION 2.12 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

            (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the

      Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

            (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from the Borrower hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

            (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section
      2.12 shall be conclusive in the absence of manifest error.

      SECTION 2.13 INABILITY TO DETERMINE INTEREST RATE.

      Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

      SECTION 2.14 ILLEGALITY.

      Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such

Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

      SECTION 2.15 REQUIREMENTS OF LAW.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject such Lender to any tax of any kind
            whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

      and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the Participation Interests therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Credit Parties shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

            (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Credit Parties shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a

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

      certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

            (c) The Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any additional amount incurred more than ninety (90) days after the Lender obtains knowledge of the change in law giving rise to such additional amount and of such Lender's intention to claim compensation therefor (except that, if the change in law giving rise to such additional amount is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).

            (d) The agreements in this Section 2.15 shall survive the termination of this Credit Agreement and payment of the Credit Party Obligations.

      SECTION 2.16 INDEMNITY.

      The Credit Parties hereby agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder (but excluding loss of margin). A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Credit Party Obligations.

      SECTION 2.17 TAXES.

            (a) All payments made by the Credit Parties hereunder or under any Note shall be, except as provided in Section 2.17(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Credit Parties agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Credit Parties will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Credit Parties. The Credit Parties agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender, except for, in the event such Lender or the Administrative Agent fails to deliver notice of any assertion of Taxes to the Borrower within ninety (90) days after it has knowledge of such assertion or imposition of Taxes, any penalties, interest or expenses which would not have arisen but for the failure of the Lender or the Administrative Agent to so notify the Borrower of such assertion or imposition of Taxes.

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

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor or other necessary or appropriate forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.17(a), but subject to the immediately succeeding sentence, (A) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (B) the Borrower shall not be obligated pursuant to Section 2.17(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.17(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.17, the Credit Parties agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.17(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

            (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

            (d) If the Credit Parties pay any additional amount pursuant to this
      Section 2.17 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Credit Parties an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Credit Parties. In the event that no refund or credit is obtained with respect to the Credit Parties' payments to such Lender pursuant to this Section 2.17, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this
      Section 2.17 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.17 to the Credit Parties or any other party.

            (e) The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and the payment of the Credit Party Obligations.

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

      SECTION 2.18 INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

            (a) In addition to its other obligations under Section 2.2, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

            (b) As between the Credit Parties and the Issuing Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

            (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to the Credit Parties. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

            (d) Nothing in this Section 2.18 is intended to limit the Reimbursement Obligation of the Borrower contained in Section 2.2(d) hereof. The obligations of the Credit Parties under this Section 2.18 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

            (e) Notwithstanding anything to the contrary contained in this
      Section 2.18, the Credit Parties shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction.

      SECTION 2.19 REPLACEMENT OF LENDERS.

      If any Lender shall become affected by any of the changes or events described in Sections 2.14, 2.15, or 2.17 (any such Lender being hereinafter referred to as a "Replaced Lender") and shall petition the Borrower for any

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

increased cost or amounts thereunder, then in such case, the Borrower may, upon at least thirty (30) Business Days' notice to the Administrative Agent and such Replaced Lender and so long as no Default or Event of Default has occurred and is continuing, designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt of all amounts owed to such Replaced Lender under Sections 2.14, 2.15, 2.16 or 2.17, assign at par all (but not less than all) of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts owed to such Replaced Lender by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment. Upon any assignment by any Lender pursuant to this Section 2.19 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes of this Agreement and such Replaced Lender shall thereupon cease to be a "Lender" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.14, 2.15, or 2.17, and 9.5 while such Replaced Lender was a Lender). If any Replaced Lender shall refuse to assign its rights, obligations, Loans and Commitment in accordance with the terms of this Section 2.19, the Replaced Lender shall cease to be a "Lender" for all purposes of this Agreement upon payment to the Replaced Lender of all amounts owing to such Replaced Lender in accordance with the terms of this Section 2.19 without any further action of such Replaced Lender and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right to designate a Replacement Lender acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

      SECTION 3.1 FINANCIAL CONDITION.

            (a) The audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of September 30, 2006, together with the related Consolidated statements of income or operations, and Consolidated statements of shareholders' equity and cash flows for the fiscal years ended on such dates:

                  (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                  (B) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the period covered thereby; and

                  (C) show all material indebtedness and other liabilities,
            direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations required to be included in accordance with GAAP.

                  (b) The projections of the Borrower and its Subsidiaries delivered to the Agent in December, 2006 have been prepared in good faith based upon reasonable assumptions.

      SECTION 3.2 NO CHANGE.

      Since September 30, 2006, there has been no development or event which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

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

      SECTION 3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

      Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material properties it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified to conduct business and in good standing under the laws of
(i) the jurisdiction of its organization or formation, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the business or operations of the Credit Parties and their Subsidiaries (in the aggregate taken as a whole) in such jurisdiction, (d) is in compliance with all Requirements of Law, government permits and government licenses (including, without limitation, all Food and Drug Administration regulations and requirements) except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) has all material permits, licenses and governmental authorizations necessary to run their business. The jurisdictions in which the Credit Parties as of the Closing Date are organized and qualified to do business are described on Schedule 3.3.

      SECTION 3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

      Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any of the Credit Parties (other than those that have been obtained) or with the validity or enforceability of any Credit Document against any of the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of each Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 3.5 NO LEGAL BAR; NO DEFAULT.

      The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any material Contractual Obligation of any Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any Credit Party's properties or revenues pursuant to any Requirement of Law or material Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No Credit Party is in default under or with respect to any of its material Contractual Obligations in any material respect. No Default or Event of Default has occurred and is continuing.

      SECTION 3.6 NO MATERIAL LITIGATION.

      No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or

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

any of the Transactions contemplated hereby, or (b) which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 3.7 INVESTMENT COMPANY ACT; PUHCA, ETC.

      No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is a subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

      SECTION 3.8 MARGIN REGULATIONS.

      No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

      SECTION 3.9 ERISA.

      Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply could not, individually or in the aggregate, reasonably be expected to result in liability to the Credit Parties and their Subsidiaries in excess of $1,000,000. No termination of a Single Employer Plan has occurred resulting in any liability in excess of $1,000,000 that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability in excess of $1,000,000 for a complete or partial withdrawal from a Multiemployer Plan.

      SECTION 3.10 ENVIRONMENTAL MATTERS.

            (a) Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by the Credit Parties or any of their Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

            (b) Except where such violation, contamination or non-compliance could not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (the "Business").

            (c) Neither the Credit Parties nor their Subsidiaries have received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability with respect to environmental matters or Environmental Laws regarding any of the Properties or the Business, nor does the Credit Parties and their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened which could reasonably be expected to have a Material Adverse Effect.

            (d) Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business which could reasonably be expected to have a Material Adverse Effect.

            (f) Except where such violation or liability could not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

      SECTION 3.11 USE OF PROCEEDS.

      The proceeds of the Extensions of Credit shall be used by the Borrower solely (a) to pay certain fees and expenses associated with the issuance by the Borrower of the Senior Unsecured Notes, (b) to refinance certain existing Indebtedness of the Borrower and its Subsidiaries, (c) to pay any fees and expenses associated with this Credit Agreement on the Closing Date, (d) for working capital and other general business purposes of the Credit Parties and their Subsidiaries (including, without limitation, capital expenditures and Permitted Acquisitions).

      SECTION 3.12 SUBSIDIARIES.

      Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Credit Parties as of the Closing Date. The Borrower shall update Schedule 3.12 from time to time in accordance with Section 5.2(c).

      SECTION 3.13 OWNERSHIP.

      Each of the Credit Parties and its Subsidiaries has good and marketable title to all of its material assets, or if any Property is leased by such Credit Party or any of its Subsidiaries, such Person has a valid leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such lease, and none of the assets of the Credit Parties and their Subsidiaries is subject to any Lien other than Permitted Liens.

      SECTION 3.14 INDEBTEDNESS.

      Except as otherwise permitted under Section 6.1, the Credit Parties and their Subsidiaries have no Indebtedness.

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      SECTION 3.15 TAXES.

      Each of the Credit Parties and their Subsidiaries has filed, or caused to be filed or timely filed for extension of payment of, all material federal and state income tax returns and all other tax returns required to be filed and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties and their Subsidiaries is aware as of the Closing Date of any proposed material tax assessments against it or any of its Subsidiaries.

      SECTION 3.16 INTELLECTUAL PROPERTY RIGHTS.

      Each of the Credit Parties and their Subsidiaries owns, or has the legal right to use, all Material IP. Set forth on Schedule 3.16 is a list of all Material IP owned by each of the Credit Parties and their Subsidiaries or that the Credit Parties or any of their Subsidiaries has the right to use as of the Closing Date. Except as provided on Schedule 3.16, no material claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Material IP or the validity or effectiveness of any such Material IP, nor do the Credit Parties or any of their Subsidiaries know of any such claim, and, to the knowledge of the Credit Parties and their Subsidiaries, the use of such Material IP by the Credit Parties or any of their Subsidiaries does not infringe on the rights of any Person in any material respect. The Borrower may update Schedule 3.16 in accordance with the terms of Section 5.2(c).

      SECTION 3.17 SOLVENCY.

      After giving effect to the Transactions, the fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. After giving effect to the Transactions, the Credit Parties (taken as a whole)
(a) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged and (b) have not incurred, or do not believe that they will incur, debts beyond their ability to pay such debts as they become due. In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

      SECTION 3.18 INVESTMENTS.

      All Investments of each of the Credit Parties and their Subsidiaries are Permitted Investments.

      SECTION 3.19 LOCATION OF COLLATERAL.

      Set forth on Schedule 3.19(a) is a list of all Properties of the Credit Parties and their Subsidiaries as of the Closing Date with street address, county and state where located. Set forth on Schedule 3.19(b) is a list of all locations not otherwise set forth on Schedule 3.19(a) where any tangible personal property of the Credit Parties and their Subsidiaries, with a value in excess of an aggregate amount of $100,000, is located as of the Closing Date, including county and state where located. Set forth on Schedule 3.19(c) is the state of incorporation or organization, the chief executive office and the principal place of business of each of the Credit Parties and their Subsidiaries as of the Closing Date.

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      SECTION 3.20 NO BURDENSOME RESTRICTIONS.

      None of the Credit Parties and their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.21 BROKERS' FEES.

      None of the Credit Parties and their Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and as set forth in the Fee Letter.

      SECTION 3.22 LABOR MATTERS.

      There are no collective bargaining agreements or Multiemployer Plans in which any of the Credit Parties or their Subsidiaries are participating employers as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Credit Parties and their Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years prior to the Closing Date, other than as set forth in
Schedule 3.22 hereto, (ii) has knowledge as of the Closing Date of any pending strike, walkout or work stoppage, or (iii) has knowledge of any existing strike, walkout or work stoppage, except (with respect to any specific matters set forth in clauses (i), (ii) and (iii) above) which in the aggregate could not reasonably be expected to cause a Material Adverse Effect. Other than as set forth on Schedule 3.22, no unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries as of the Closing Date.

      SECTION 3.23 ACCURACY AND COMPLETENESS OF INFORMATION.

      All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent, the Arranger or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby when taken together with the Borrower's filings with the SEC, as modified or supplemented by other information so furnished, is or will be true and accurate in all material respects and does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There are no facts now known to the Borrower (other than matters of general economic nature) that has had, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders, or in any certificate, opinion or other written statement made or furnished by or on behalf of a Credit Party to the Administrative Agent and/or the Lenders.

      SECTION 3.24 [RESERVED].

      SECTION 3.25 INSURANCE.

      The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

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      SECTION 3.26 SECURITY DOCUMENTS.

      The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens are perfected security interests and Liens (to the extent that such perfection can be accomplished upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation for each Credit Party, the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, and the recordation of the applicable Mortgage Instruments, in each case in favor of the Administrative Agent, on behalf of the Lenders, and (b) the Administrative Agent obtaining Control (as defined in the Security Agreement) over those items of Collateral in which a security interest is perfected through Control), prior to all other Liens other than Permitted Liens.

      SECTION 3.27 REGULATION H.

      No Mortgaged Property is a Flood Hazard Property.

      SECTION 3.28 CLASSIFICATION OF SENIOR INDEBTEDNESS.

      The Credit Party Obligations constitute "Senior Indebtedness" under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

      SECTION 3.29 ANTI-TERRORISM LAWS.

      Neither any Credit Party nor any of its Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. Sections 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act (as defined in Section 9.18). None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

      SECTION 3.30 COMPLIANCE WITH OFAC RULES AND REGULATIONS.

      None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

      SECTION 3.31 COMPLIANCE WITH FCPA.

      To the best of its knowledge, each of the Credit Parties and their Subsidiaries (a) is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, et seq., and any foreign counterpart thereto and (b) has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1, et seq., in each case to the extent such non-compliance, payment, offering or promise to pay could, individually or in the aggregate, reasonably be expected to result in liability to the Credit Parties and their Subsidiaries in excess of $1,000,000.

ARTICLE IV

CONDITIONS PRECEDENT

      SECTION 4.1 CONDITIONS TO CLOSING DATE.

      This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

            (a) Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto,
      (ii) for the account of each Lender with a Revolving Commitment requesting a promissory note, a Revolving Note, (iii) for the account of the Swingline Lender, the Swingline Note, (iv) counterparts of the Security Agreement, and the Pledge Agreement, in each case conforming to the requirements of this Credit Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable and (vi) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

            (b) Authority Documents. The Administrative Agent shall have received the following:

                  (i) Articles of Incorporation. Copies of the articles of
            incorporation or other charter documents, as applicable, of each Credit Party certified (A) by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

                  (ii) Resolutions. Copies of resolutions of the board of
            directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iii) Bylaws. A copy of the bylaws or comparable operating agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

                  (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Credit Parties and their Subsidiaries in such state.

                  (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) to be true and correct as of the Closing Date.

            (c) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party, opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security Documents and opinions as to the non-contravention of the Credit Parties' organizational documents).

            (d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative
      Agent:

                  (i) (A) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and pending litigation searches as reasonably required by the Administrative Agent;

                  (ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as reasonably requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Material IP;

                  (iii) completed and/or amended UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                  (iv) the stock or membership certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, duly executed in blank undated stock or transfer powers, to the extent not previously delivered under the Existing Credit Agreement;

                  (v) duly executed consents as are necessary, in the
            Administrative Agent's sole discretion, to perfect the Lenders' security interest in the Collateral; and

                  (vi) Except as provided in Section 5.14, Deposit Account
            Control Agreements satisfactory to the Administrative Agent with respect to each account set forth on Schedule 6.14 (to the extent not previously delivered under the Existing Credit Agreement), except payroll accounts set forth thereon, the Company's workers comp escrow account no. 20538200 maintained with Wells Fargo Bank, National Association described thereon and to the extent otherwise determined by the Administrative Agent.

      (e) Real Property Collateral. The Administrative Agent shall have received fully executed and notarized amendments to the existing Mortgage Instruments encumbering the Mortgaged Properties listed in Schedule 3.19(d), in form and substance satisfactory to the Administrative Agent, along with any additional documentation relating to the Mortgaged Properties as the Administrative Agent deems appropriate.

      (f) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give thirty (30) days prior written notice before any such policy or policies shall be cancelled.

            (g) Litigation. There shall not exist any pending litigation or investigation affecting or relating to (i) any Credit Party or any of its Subsidiaries that in the reasonable judgment of the Administrative Agent and Lenders could materially adversely affect the any Credit Party or any of its Subsidiaries, this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (ii) this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

            (h) Solvency Certificate. The Administrative Agent shall have received an officer's certificate prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and the Credit Parties and their Subsidiaries, taken as a whole, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(h) hereto.

            (i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

            (j) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Revolving Loans to be made on the Closing Date.

            (k) Consents. The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

            (l) Compliance with Laws. The Transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

            (m) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to Credit Parties or any of their Subsidiaries.

            (n) Existing Indebtedness of the Credit Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on the Closing Date.

            (o) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in
      Section 3.1 hereof, each in form and substance satisfactory to it.

            (p) No Material Adverse Change. Since September 30, 2006, there has been no material adverse change in the business, operations, properties, assets or financial condition of the Borrower or any of its Subsidiaries taken as a whole.

            (q) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 5.9 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) calculated as of the last day of the fiscal quarter immediately preceding the Closing Date as to which financial statements have become available.

            (r) Total Leverage Ratio. The Administrative Agent shall have received evidence that, as of September 30, 2006, the Total Leverage Ratio of the Credit Parties and their Subsidiaries is not greater than 4.00 to 1.00, calculated on a Pro Forma Basis after giving effect to the Transactions (calculated as of the last day of the fiscal quarter immediately preceding the Closing Date as to which financial statements have become available).

            (s) Proceeds from Issuance of Senior Unsecured Notes. The Borrower shall have received not less than $110,000,000 in gross proceeds from the issuance of the Senior Unsecured Notes on terms and conditions satisfactory to the Administrative Agent.

            (t) Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act (as defined in Section 9.18) including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

            (u) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.5.

            (v) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

      SECTION 4.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

      The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

            (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

            (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

            (d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

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

            (e) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set fort in Section 2.2 shall have been satisfied.

            (f) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied.

            (g) Additional Conditions to Incremental Facility. If an Additional Loan is requested, all conditions set forth in Section 2.4 shall have been satisfied.

      Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (h), as applicable, have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

      Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full (other than inchoate indemnity obligations), such Credit Party shall, and shall cause each of its Subsidiaries (other than in the case of Sections 5.1 or 5.2 hereof), to:

      SECTION 5.1 FINANCIAL STATEMENTS.

      Furnish to the Administrative Agent for distribution to the Lenders:

            (a) Annual Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Borrower is required by the SEC to deliver its Form 10-K for any fiscal year of the Borrower and (ii) ninety (90) days after the end of each fiscal year of the Borrower, a copy of the Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, the related Consolidated statements of income or operations and the related consolidated statements of shareholders' equity and of cash flows (to the extent available) of the Borrower and its Consolidated Subsidiaries for such year, which other than in the case of the consolidating statements shall be audited by Deloitte & Touche LLP or a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

            (b) Quarterly Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower and (ii) forty-five (45) days after the end of each fiscal quarter of the Borrower, a copy of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such period and related consolidated statements of income or operations and Consolidated statements of cash flows (to the extent available) for the Borrower and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

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

            (c) Annual Operating Budget and Cash Flow. As soon as available, but in any event within fifteen (15) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for the next four fiscal quarter period prepared on a monthly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

      SECTION 5.2 CERTIFICATES; OTHER INFORMATION.

      Furnish to the Administrative Agent for distribution to the Lenders:

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer substantially in the form of Schedule 5.2(b) stating that, to the best of such Responsible Officer's knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with
      Section 5.9 as of the last day of such period;

            (c) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (i) an updated copy of Schedule 3.12 if the Borrower or any of its Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since
      Schedule 3.12 was last updated, as applicable and (ii) an updated copy of
      Schedule 3.16 if the Borrower or any of its Subsidiaries has registered, applied for registration of, acquired or otherwise obtained ownership of any new Material IP since the Closing Date or since Schedule 3.16 was last updated, as applicable;

            (d) promptly upon their becoming available, (i) copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders, (ii) copies of all reports and all registration statements and prospectuses, if any, which the Borrower may make to, or file with, the Securities and Exchange Commission (or any successor or analogous Governmental Authority) or any securities exchange or other private regulatory authority and (iii) all press releases and other statements made available by any of the Credit Parties to the public concerning material developments in the business of any of the Credit Parties; and

            (e) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.1(a) or (b) or Section 5.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Section 9.2 and

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

notifies the Administrative Agent that such documents are available; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and the Administrative Agent receives notification that such documents are available. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.2(b) to the Administrative Agent. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      SECTION 5.3 PAYMENT OF TAXES AND OTHER OBLIGATIONS.

      Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) its Federal and state income taxes and other material taxes and (b) its other material obligations and liabilities of whatever nature in accordance with industry practice and (c) any additional material costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

      SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

      (a) (i) Continue to engage in business of the same general type as now conducted by it on the Closing Date and (ii) preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; (b) comply in all material respects with all material Contractual Obligations; and (c) comply with all Requirements of Law applicable to it except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that the Borrower may liquidate or dissolve any Subsidiary in the exercise of its reasonable business judgment to the extent permitted hereunder and such liquidation or dissolution is not materially adverse to the Lenders.

      SECTION 5.5 MAINTENANCE OF PROPERTY; INSURANCE.

            (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

            (b) Maintain with financially sound and reputable insurance companies liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such casualty, property and liability insurance, as applicable, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Credit Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

            (c) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any such material loss,

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

      damage to or destruction of the Collateral of any Credit Party or any part thereof, if required by the Administrative Agent or the Required Lenders, such Credit Party (whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose), at such Credit Party's cost and expense, will (in the exercise of its reasonable business judgment) promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed.

      SECTION 5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

      Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss any information or other matter, unless disclosure to the Administrative Agent or any Lender (or designated representative) is then prohibited by a Requirement of Law, a directive of any Governmental Authority or a Contractual Obligation binding on a Credit Party as of the Closing Date; provided, that, a representative of the Borrower may be present at such meeting.

      SECTION 5.7 NOTICES.

      Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

            (a) promptly, but in any event within two (2) Business Days after any Credit Party knows of the occurrence of any Default or Event of Default;

            (b) promptly, any default or event of default under any material Contractual Obligation of any Credit Party or any of their Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $5,000,000;

            (c) promptly, any litigation, or any investigation or proceeding known to any Credit Party (i) affecting any Credit Party or any of their Subsidiaries which, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $5,000,000, (ii) affecting or with respect to this Credit Agreement, any other Credit Document or any security interest or Lien created thereunder or (iii) involving an environmental claim or potential liability under Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

            (e) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against any Credit Party other than Permitted Liens;

            (f) as soon as possible and in any event within thirty (30) days after any Credit Party knows of: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, any Commonly Controlled Entity or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, in either case, resulting in any liability in excess of $5,000,000;

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

            (g) promptly, any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws; and

            (h) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

      SECTION 5.8 ENVIRONMENTAL LAWS.

            (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws where the failure to do so could reasonably be expected to have a Material Adverse Effect;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, where the failure to do so could reasonably be expected to have a Material Adverse Effect, except to the extent that the same are being contested in good faith by appropriate proceedings; and

            (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence, bad faith or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Credit Party Obligations and all other amounts payable hereunder and termination of the Commitments and the Credit Documents.

      SECTION 5.9 FINANCIAL COVENANTS.

      Comply with the following financial covenants:

            (a) Total Leverage Ratio. The Total Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to
      5.25 to 1.00.

            (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 2.50 to 1.00.

      Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 5.9,
(i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments reasonably acceptable to the Borrower and the Required Lenders, and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of

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such applicable period and (ii) after any Asset Disposition permitted by Section
6.4(a)(vi), (A) income statement items, cash flow statement items and other balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments reasonably acceptable to the Borrower and the Administrative Agent (after consultation with the Lenders) and (B) Indebtedness that is repaid with the proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

      SECTION 5.10 ADDITIONAL GUARANTORS.

      The Credit Parties will cause each of their Domestic Subsidiaries (other than Excluded Subsidiaries), whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest (subject to Permitted Liens) in the Collateral of such new Guarantor and a pledge of 100% of the Capital Stock of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in adverse tax consequences for such new Guarantor) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Foreign Subsidiaries (other than Excluded Subsidiaries) held by the Borrower or any Guarantor. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(f) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

      SECTION 5.11 COMPLIANCE WITH LAW.

      Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.12 PLEDGED ASSETS.

            (a) Cause 100% of the Capital Stock in each of its direct or indirect Domestic Subsidiaries and 65% of the voting Capital Stock and 100% of the non-voting Capital Stock in each of its first-tier Foreign Subsidiaries, in each case, held by the Borrower or any Guarantor, to be subject at all times to a first priority, perfected Lien (except for Permitted Liens) in favor of the Administrative Agent, pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request; provided that with respect to any Capital Stock of any first-tier Foreign Subsidiaries to be pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent, in its reasonable discretion after consultation with Borrower, shall be entitled to determine that the cost of perfecting, in a foreign jurisdiction, the security interest of the Administrative Agent, for the benefit of the Lenders, in such Capital Stock is impractical, illegal or cost-prohibitive, and may agree to forego the foreign perfection of such security interest.

            (b) If, subsequent to the Closing Date, a Credit Party shall acquire any securities, instruments, chattel paper or other personal property required for perfection to be delivered to the Administrative Agent, as Collateral hereunder or under any of the Security Documents, promptly (and in any event within thirty (30) days) after any Responsible Officer of a Credit Party acquires knowledge of same notify the Administrative Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, take such action at its own expense as reasonably requested by the Administrative Agent (including, without limitation, any of the actions described in Section 4.1(d) or (e) hereof) to ensure that the Administrative Agent, has a first priority perfected Lien (except for Permitted Liens) to secure the Credit Party Obligations in (i) all personal property of the Credit Parties located in the United States and (ii) to the extent deemed to be material by the Administrative Agent

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

      or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Credit Parties, subject in each case only to Permitted Liens; provided that, such Lien shall not result in materially adverse tax consequences to the Borrower or its Subsidiaries. Each Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, adhere to the covenants set forth in the Security Documents.

      SECTION 5.13 COVENANTS REGARDING PATENTS, TRADEMARKS AND COPYRIGHTS.

            (a) Concurrently with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, notify the Administrative Agent promptly if it knows that any application, letters patent or registration relating to any Material IP of the Credit Parties or any of their Subsidiaries may become abandoned, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding any Credit Party's or any of its Subsidiary's ownership of any Patent or Trademark constituting Material IP, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any Patent License or Trademark License constituting Material IP.

            (b) Concurrently with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, notify the Administrative Agent promptly after it knows of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright or Copyright License constituting Material IP of the Credit Parties or any of their Subsidiaries, whether (i) such Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) any Credit Party's or any of its Subsidiary's ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such Copyright License, may become affected.

            (c) (i) Concurrently with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, notify the Administrative Agent of any filing by any Credit Party or any of its Subsidiaries, either itself or through any agent, employee, licensee or designee, of any application for registration of any Material IP with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

                  (ii) Concurrently, with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, provide the Administrative Agent and its counsel a complete and correct list of all Material IP owned by or licensed to the Credit Parties or any of their Subsidiaries, that have not been set forth as annexes of such documents and instruments showing all filings and recordings for the protection of the security interest of the Administration Agent therein pursuant to the agreements of the United States Patent and Trademark Office or the United States Copyright Office.

                  (iii) Upon reasonable request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in the Material IP and the general intangibles referred to in clauses (i) and (ii), including, without limitation, the goodwill of the Credit Parties and their Subsidiaries relating thereto or represented thereby (or such other Material IP or the general intangibles relating thereto or represented thereby as the Administrative Agent may reasonably request.

            (d) Take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each item of

      Material IP of the Credit Parties and their Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings, as shall be reasonable and appropriate in accordance with prudent business practice.

            (e) In the event that any Credit Party becomes aware that any Material IP is infringed, misappropriated or diluted by a third party in any material respect, notify the Administrative Agent promptly after it learns thereof and, unless the Credit Parties shall reasonably determine that such Material IP is not material to the business of the Credit Parties and their Subsidiaries taken as a whole or as to which the Credit Parties reasonably conclude that the cost or the strategic impact of such proceeding or its likelihood of success does not justify its prosecution, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Credit Parties shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

      SECTION 5.14 POST-CLOSING COVENANT.

            (a) Control Agreement. Within thirty (30) days of the Closing Date, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a fully executed amendment to the Deposit Account Control Agreement existing as of the Closing Date with U.S. Bank, National Association ("U.S. Bank") to add any and all accounts with U.S. Bank listed on Schedule 6.14 (other than the Company's EBMS Flex Account 1-537-9504-9383 holding employee medical contributions) not listed in such Deposit Account Control Agreement as of the Closing Date.

            (b) Intellectual Property Collateral. Within ninety (90) days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), to the extent reasonably required by the Administrative Agent, the Credit Parties shall provide evidence reasonably satisfactory to the Administrative Agent that all material chain of title issues (including unreleased filings related to Liens that have previously been terminated) with respect to the Intellectual Property of the Credit Parties registered with the United States Patent and Trademark Office have been corrected in the appropriate records of the United States Patent and Trademark Office.

            (c) Utah Local Counsel Opinion. Within thirty (30) days of Closing Date, the Administrative Agent shall have received an opinion of special Utah counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent.

      SECTION 5.15 FEDERAL ASSIGNMENT OF CLAIMS ACT.

      Deliver such documentation as may be reasonably required by the Administrative Agent to comply with the Federal Assignment of Claims Act; and the Credit Parties shall take such actions as may be required by the Administrative Agent to file such documentation with the appropriate Governmental Authorities.

      SECTION 5.16 FURTHER ASSURANCES.

            Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

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ARTICLE VI

NEGATIVE COVENANTS

      The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full (other than inchoate indemnity obligations), that:

      SECTION 6.1 INDEBTEDNESS.

      The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

            (b) Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

            (c) Indebtedness of the Credit Parties and their Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed a principal amount of $5,000,000 at any time outstanding;

            (d) Unsecured intercompany Indebtedness among the Credit Parties constituting Subordinated Debt;

            (e) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

            (f) Indebtedness arising under the Senior Unsecured Notes and, so long as no Default or Event of Default shall have occurred or would result therefrom on an actual or Pro Forma Basis (with any pro forma financial covenant compliance to be calculated as of the last day of the most recent fiscal quarter as to which financial statements have become available), additional issuances on the same terms as those set forth in the Senior Unsecured Notes Indenture or on substantially similar terms thereto (but no less favorable to the Borrower and the Lenders) as reasonably determined by the Administrative Agent, and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension thereof;

            (g) Indebtedness assumed in connection with Permitted Acquisitions (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds used to consummate, such Permitted Acquisition), provided, that, the total principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding, and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

            (h) Indebtedness arising out of any seller notes on terms and conditions reasonably satisfactory to the Administrative Agent issued in connection with any Permitted Acquisition, and any

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      Subordinated Debt (other than as permitted by Section 6.1(d)), provided, that, the total principal amount of all such Indebtedness (excluding any payment in kind interest added to principal) shall not exceed $25,000,000 at any time outstanding, and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

            (i) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

            (j) other Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with any Permitted Acquisition or any Asset Dispositions permitted pursuant to
      Section 6.4 below;

            (k) Indebtedness in respect of Permitted Investments;

            (l) Indebtedness in respect of any earnout obligations arising from any Permitted Acquisitions, provided that such amount, together with the aggregate amount of all other consideration paid in connection therewith, does not exceed the aggregate amount of consideration permitted to be paid as provided in the definition of "Permitted Acquisition" herein; and

            (m) other secured or unsecured Indebtedness of Credit Parties not otherwise permitted in subsections (a) through (k) above which does not exceed $20,000,000 in the aggregate at any time outstanding.

      SECTION 6.2 LIENS.

      The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

      SECTION 6.3 NATURE OF BUSINESS.

      The Credit Parties will not, nor will they permit any Subsidiary to, alter the character of the business of the Credit Parties and their Subsidiaries, when taken as a whole, in any material respect from that conducted as of the Closing Date.

      SECTION 6.4 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

      The Credit Parties will not, nor will they permit any Subsidiary to,

            (a) dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

                  (i) (A) the sale, transfer, lease or other disposition of
            inventory and materials in the ordinary course of business and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

                  (ii) Recovery Events;

                  (iii) the sale, lease, transfer or other disposition of
            machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their

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            Subsidiaries or where machinery, parts and equipment shall be replaced by other machinery, parts and equipment;

                  (iv) the sale, lease or transfer of property or assets (at fair value) between the Borrower and any Guarantor;

                  (v) the sale, lease or transfer of property or assets from a
            Credit Party other than the Borrower to another Credit Party;

                  (vi) the licenses of Intellectual Property rights in the
            ordinary course of business;

                  (vii) the termination of any Hedging Agreement permitted
            pursuant to Section 6.1;

                  (viii) the consolidation, liquidation or merger of a Credit
            Party into another Credit Party or any Subsidiary into a Credit Party; provided, that (A) prior to or simultaneously with any such consolidation, liquidation or merger, all actions required by the Administrative Agent shall be taken to ensure the continued perfection and priority of the Administrative Agent's Liens on the property and assets of each such Credit Party and (B) if such consolidation, liquidation or merger involves the Borrower, the Borrower shall be the surviving entity;

                  (ix) the dissolution, liquidation or winding up of a
            Subsidiary that is not a Credit Party; provided that prior to or simultaneously with any such dissolution, liquidation or winding up, all assets of such Subsidiary are transferred to a Credit Party or a Subsidiary thereof;

                  (x) the liquidation of any inactive or dormant Subsidiary; and

                  (xi) the sale, lease or transfer of property or assets not to exceed $5,000,000 in the aggregate in any fiscal year.

      provided that (A) with respect to clauses (i)(A), (ii), (iii) and (vi) above, at least 75% of the consideration received therefor by the Credit Parties or any such Subsidiary shall be in the form of cash or Cash Equivalents, (B) after giving effect to any Asset Disposition pursuant to clause (vi) above, the Credit Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.9 hereof, recalculated for the most recently ended fiscal quarter for which information is available, and (C) with respect to clauses (iv), (v) and
      (vi) above, no Default or Event of Default shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold and, in the case of a Guarantor which is the subject of the asset sale, to release it from its Guaranty; or

            (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person, other than (A) Permitted Acquisitions and (B) except as otherwise limited or prohibited herein, purchases or other acquisitions of Intellectual Property, inventory, materials, property and equipment in the ordinary course of business, or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions permitted pursuant to Section 6.5 and (B) the merger or consolidation of a Credit Party with and into another Credit Party; provided that if the Borrower is a party thereto, the Borrower will be the surviving Person.

      SECTION 6.5 ADVANCES, INVESTMENTS AND LOANS.

      The Credit Parties will not, nor will they permit any Subsidiary to, make any Investment except for Permitted Investments.

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      SECTION 6.6 TRANSACTIONS WITH AFFILIATES.

      The Credit Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate (other than (i) transactions between or among the Credit Parties and (ii) compensation arrangements with any officer or director that is in the ordinary course of business and consistent with historical past practices of compensation for officers and directors, and reasonable and customary directors' indemnification and similar arrangements) other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

      SECTION 6.7 OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS.

      The Credit Parties will not, nor will they permit any Subsidiary to, create, form or acquire any Domestic Subsidiaries, except for Domestic Subsidiaries that are joined as Additional Credit Parties as required by the terms hereof (other than in the case of Excluded Subsidiaries). The Credit Parties will not, nor will they permit any Subsidiary to, create, form or acquire any Foreign Subsidiaries (other than Excluded Subsidiaries), unless with respect to any newly created, formed or acquired first tier Foreign Subsidiaries such Credit Party or Subsidiary has complied with the pledge requirements set forth in Section 5.12. The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.4.

      SECTION 6.8 CORPORATE AND ACCOUNTING CHANGES.

      No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year except to change the fiscal year of a Subsidiary to conform its fiscal year to the Borrower's, (b) change its state of incorporation, organization or formation of a Credit Party to a non-U.S. jurisdiction or without giving such notice as is required under the Security Agreement or have more than one state of incorporation, organization or formation or (c) materially change its accounting method (except in accordance with GAAP) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

      SECTION 6.9 LIMITATION ON RESTRICTED ACTIONS.

      The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c) (provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith), (iv) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (v) customary non-assignment provisions of leases, subleases, licenses and sublicenses, (vi) restrictions in joint venture and partnership agreements, (vii) restrictions on property to be transferred or optioned that are or were created by virtue of the transfer thereof, including restrictions with respect to the disposition or transfer of assets or property in asset sale agreements, stock sale agreements and other similar agreements, (viii) the Senior Unsecured Notes Indenture or other indenture or agreement evidencing Indebtedness permitted under Section 6.1(f), and (ix) restrictions and conditions applicable to any Subsidiary acquired after the

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date hereof if such restrictions and conditions existed at the time such
Subsidiary was acquired, were not created in anticipation of such acquisition, and apply solely to such acquired Subsidiary.

      SECTION 6.10 RESTRICTED PAYMENTS.

      The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through its Subsidiaries), (c) to make any payments, prepayments, purchases or redemptions of the Senior Unsecured Notes or any Subordinated Debt permitted hereunder or effect any refinancing thereof (to the extent permitted hereby); provided that,
(i) such payments, prepayments, purchases or redemptions in respect of the Senior Unsecured Notes or any Subordinated Debt may only be made when no Default or Event of Default shall have occurred and be continuing, and (ii) such payments, prepayments, purchases or redemptions in respect of the Senior Unsecured Notes or any Subordinated Debt not constituting intercompany Indebtedness permitted under Section 6.1(d) may only be made when (A) after giving effect to such payments, there shall be at least $10,000,000 of Accessible Borrowing Availability under the Revolving Committed Amount, and (B) after giving effect to such payments, the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.9 (calculated as of the last day of the most recent fiscal quarter as to which financial statements have become available), (d) any repurchase or other acquisition of the Borrower's Capital Stock under the terms of stock purchase agreements or similar agreements or arrangements pursuant to which the Borrower has or may in the future have the right to repurchase options in respect of the Borrower's Capital Stock from former directors or employees of, or former consultants to, the Borrower as a result of a termination of any such person's employment by or service to the Borrower or otherwise in accordance with similar provisions of any option awards or similar arrangements entered into by the Borrower from time to time, if after giving effect thereto the aggregate amount of such purchases, redemptions, retirements and acquisitions paid or made in any fiscal year is not in excess of $1,000,000, (e) payments on Subordinated Debt incurred pursuant to and in accordance with Section 6.1(d) and (6.1(h), subject to the terms and conditions of any subordination agreement entered into with respect thereto, (f) the Credit Parties and their Subsidiaries may (i) purchase, redeem or otherwise acquire shares of their Capital Stock or warrants or options to acquire any such shares or prepay Subordinated Debt with the proceeds received from the substantially concurrent issue of new shares of Capital Stock or (ii) prepay Subordinated Debt with the proceeds received from the substantially concurrent issue of new Subordinated Debt, (g) repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities; provided that, such repurchase may only be made when (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such repurchase, there shall be at least $10,000,000 of Accessible Borrowing Availability under the Revolving Committed Amount, and (iii) after giving effect to such repurchase, the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.9 (calculated as of the last day of the most recent fiscal quarter as to which financial statements have become available), (h) make cash payments in lieu of fractional shares issuable as dividends on Capital Stock of the Credit Parties and their Subsidiaries in an amount not to exceed $1,000,000 in the aggregate, (i) make other Restricted Payments not in excess of $5,000,000 in the aggregate, and (j) make any payment with respect to any earnout obligation, provided that, such payments may only be made when (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such payments, there shall be at least $10,000,000 of Accessible Borrowing Availability under the Revolving Committed Amount, and (iii) after giving effect to such payments, the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.9 (calculated as of the last day of the most recent fiscal quarter as to which financial statements have become available).

      SECTION 6.11 AMENDMENTS TO SUBORDINATED DEBT.

      The Credit Parties will not, nor will it permit any Subsidiary to, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt in a manner that is materially adverse to the interests of the Lenders.

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      SECTION 6.12 SALE LEASEBACKS.

      The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or a Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Subsidiary to another Person which is not a Credit Party or a Subsidiary in connection with such lease.

      SECTION 6.13 NO FURTHER NEGATIVE PLEDGES.

      The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Senior Unsecured Notes Indenture or other indenture or agreement evidencing Indebtedness permitted under Section 6.1(f), (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c) (provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith) and (e), (d) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (e) customary non-assignment provisions of leases, subleases, licenses and sublicenses, (f) restrictions in joint venture and partnership agreements, (g) restrictions on property to be transferred or optioned that are or were created by virtue of the transfer thereof, including restrictions with respect to the disposition or transfer of assets or property in asset sale agreements, stock sale agreements and other similar agreements, (h) restrictions and conditions applicable to any Subsidiary acquired after the date hereof if such restrictions and conditions existed at the time such Subsidiary was acquired, were not created in anticipation of such acquisition, and applying solely to such acquired Subsidiary, and (i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business.

      SECTION 6.14 DEPOSIT ACCOUNT CONTROL AGREEMENTS; ADDITIONAL BANK ACCOUNTS.

      Each of the Credit Parties will not, nor will it permit any Domestic Subsidiary to, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the accounts set forth on Schedule 6.14, (b) demand deposit accounts established after the Closing Date that are subject to a Deposit Account Control Agreement,
(c) other demand deposit accounts established after the Closing Date solely as payroll and other zero balance accounts and (d) other deposit accounts so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $250,000.

ARTICLE VII

EVENTS OF DEFAULT

      SECTION 7.1 EVENTS OF DEFAULT.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

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            (a) Payment. (i) The Borrower shall fail to pay any principal on any
      Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days; or (iv) or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder (after giving effect to the grace period in clause (iii)); or

            (b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading on or as of the date made or deemed made; or

            (c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4(a)(ii), 5.4(c), 5.7, 5.9, 5.11, or
      Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of its occurrence; or

            (d) Debt Cross-Default. (i) Any Credit Party shall default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $5,000,000 for the Borrower and any of its Subsidiaries in the aggregate beyond any applicable grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) any Credit Party shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (including the Senior Unsecured Notes but other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $5,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) any Credit Party shall breach or default any Secured Hedging Agreement (subject to any applicable cure periods) and the termination value owed by such Credit Party as a result thereof shall exceed $5,000,000; or

            (e) Bankruptcy Default. (i) A Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (other than such events occurring in accordance with the terms of Section 6.4), or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its

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      Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

            (f) Judgment Default. One or more judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 Business Days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; or

            (g) ERISA Default. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan with liability to the Credit Parties and their Subsidiaries in excess of $5,000,000 in the aggregate, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) with liability to the Credit Parties and their Subsidiaries in excess of $5,000,000 in the aggregate, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or any Commonly Controlled Entity, (iii) a Reportable Event with liability to the Credit Parties and their Subsidiaries in excess of $5,000,000 in the aggregate shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or
      (v) a Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect; or

            (h) Change of Control. There shall occur a Change of Control; or

            (i) Invalidity of Guaranty. At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty or any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

            (j) Invalidity of Credit Documents. Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien (other than Permitted Liens) on a material portion of the Collateral; or

            (k) Hedging Agreement. Any termination payment in excess of $1,000,000 shall be due by a Credit Party under any Hedging Agreement and such amount is not paid within the later to occur of five (5) Business Days after the due date thereof or the expiration of grace periods, if any, in such Hedging Agreement; or

            (l) Subordinated Debt. The subordination provisions contained in any Subordinated Debt shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby;

            (m) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries shall occur that is in excess of $2,500,000; or

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            (n) Government Contracts. (i) The Borrower or any Subsidiary thereof is debarred or suspended from contracting with any Governmental Authority which individually, or together with any other pending or suspected debarments or suspensions could reasonably be expected to have a Material Adverse Effect; or (ii) an investigation by any Governmental Authority relating to the Borrower or any Subsidiary thereof and involving fraud, deception or willful misconduct shall have been commenced in connection with any Government Contract or the Borrower's or any Subsidiary's activities that could reasonably be expected to have a Material Adverse Effect; or (iii) the actual termination of a Government Contract due to alleged fraud, deception or willful misconduct that could reasonably be expected to have a Material Adverse Effect.

      SECTION 7.2 ACCELERATION; REMEDIES.

      Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or
(iii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

      SECTION 8.1 APPOINTMENT.

      Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Each Lender acknowledges that the Credit Parties may rely on each action taken by the Administrative Agent on behalf of the Lenders hereunder. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

      SECTION 8.2 DELEGATION OF DUTIES.

      The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

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Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

      SECTION 8.3 EXCULPATORY PROVISIONS.

      Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of any Credit Party.

      SECTION 8.4 RELIANCE BY ADMINISTRATIVE AGENT.

            (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Assignment Agreement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      SECTION 8.5 NOTICE OF DEFAULT.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that

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unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

      SECTION 8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

      Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      SECTION 8.7 INDEMNIFICATION.

      The Lenders agree to indemnify the Administrative Agent, the Issuing Lender and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

      SECTION 8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

      The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

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      SECTION 8.9 SUCCESSOR ADMINISTRATIVE AGENT.

      The Administrative Agent may resign as Administrative Agent upon 30 days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the Notes or if the Administrative Agent enters or becomes subject to receivership, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower with such approval not to be unreasonably withheld (provided, however, if an Event of Default shall exist at such time, no approval of the Borrower shall be required hereunder), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

      SECTION 8.10 NATURE OF DUTIES.

      Except as otherwise expressly stated herein, any agent (other than the Administrative Agent) or co-lead arranger listed from time to time on the cover page of this Credit Agreement shall have no obligations, responsibilities or duties under this Credit Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as Lenders; provided, however, that such agents and co-lead arrangers shall be entitled to the same rights, protections, exculpations and indemnifications granted to the Administrative Agent under this Article VIII in their capacity as an agent or co-lead arranger.

      SECTION 8.11 RELEASES.

      The Administrative Agent will release any Guarantor and any Lien on any Collateral that is sold as permitted by the Credit Agreement or as otherwise permitted by the Lenders or Required Lenders, as applicable.

      In connection with the granting of Liens of the type described in clause
(c) of the definition of "Permitted Liens", by the Borrower or any of its Subsidiaries, at the reasonable request of the Borrower, and at the Borrower's expense, the Administrative Agent shall take (and is hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, executing appropriate lien subordinations in favor of the holder or holders of such Liens solely with respect to the item or items of equipment or other assets subject to such Liens).

ARTICLE IX

MISCELLANEOUS

      SECTION 9.1 AMENDMENTS, WAIVERS AND RELEASE OF COLLATERAL.

      Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 9.1. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the

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purpose of adding any provisions to this Credit Agreement or the other Credit
Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.8 which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory repayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b), shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note and (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment; or

                  (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

                  (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

                  (iv) release the Borrower or all or substantially all of the
            Guarantors from obligations under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers; or

                  (v) release all or substantially all of the Collateral without the written consent of all of the Lenders and Hedging Agreement Providers; or

                  (vi) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

                  (vii) permit a Letter of Credit to have an original expiry date more than twelve (12) months from the date of issuance without the consent of each of the Revolving Lenders; provided, that the expiry date of any Letter of Credit may be extended in accordance with the terms of Section 2.2(a); or

                  (viii) permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders; or

                  (ix) amend, modify or waive any provision of the Credit
            Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

                  (x) without the consent of Revolving Lenders holding in the aggregate more than 66 2/3% of the outstanding Revolving Commitments (or if the Revolving Commitments have been terminated, the aggregate principal amount of outstanding Revolving Loans), amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; or

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                  (xi) amend, modify or waive any provision of the Credit
            Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or Lenders as appropriate; or

                  (xii) amend, modify or waive any provision of the Credit
            Documents affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document without the written consent of the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action; or

                  (xiii) amend, modify or waive the order in which Credit Party
            Obligations are paid in Section 2.12(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

                  (xiv) amend the definitions of "Hedging Agreement," "Secured
            Hedging Agreement," or "Hedging Agreement Provider" without the consent of any Hedging Agreement Provider that would be adversely affected thereby; or

                  (xv) amend, modify or waive any provision of Article XI,
            without the written consent of all the Lenders (other than for purposes of curing any formal defect, omission or ambiguity).

      provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

      Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

      Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9) ); provided, however, that the Administrative Agent shall provide written notice to the Borrower of any such amendment, modification or waiver.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      SECTION 9.2 NOTICES.

            (a) Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or

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      registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and, in the case of each of the Lenders, as set forth in such Lender's Administrative Details Form, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower        American Pacific Corporation
         and the other       3770 Howard Hughes Parkway #300
         Credit Parties:     Las Vegas, Nevada 89109

                             Attention: Dana Kelley, Chief Financial Officer
                             Telecopier: (702) 735-9456
                             Telephone: (702) 699-4163
         Borrower's
         Website address:    www.apfc.com

         The Administrative
                  Agent: Wachovia Bank, National Association, as Administrative Agent
                             Charlotte Plaza
                             201 South College Street, CP8
                             Charlotte, North Carolina 28288-0680
                             Attention: Syndication Agency Services
                             Telecopier: (704) 383-0288
                             Telephone: (704) 374-2698

                             with a copy to:

                             Wachovia Bank, National Association
                             1339 Chestnut Street
                             Mailcode PA4152
                             Philadelphia, Pennsylvania 19107

                             Attention: James M. Travagline
                             Telecopier: 267-321-6702
                             Telephone: 267-321-6711

      provided, that notices given by the Borrower pursuant to Section 2.1 or
      Section 2.9 hereof shall be effective only upon receipt thereof by the Administrative Agent.

            (b) Notices and other communications to the Lenders or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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      SECTION 9.3 NO WAIVER; CUMULATIVE REMEDIES.

      No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      SECTION 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

      SECTION 9.5 PAYMENT OF EXPENSES AND TAXES.

      The Credit Parties agree (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent and the Arranger, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement and the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Arranger and their Affiliates and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans and (e) to pay any civil penalty or fine assessed by the U.S. Department of the Treasury's Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans, the issuance of Letters of Credit, the acceptance of payments or of Collateral due under the Credit Documents (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to an Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this
Section 9.5 shall survive repayment of the Loans, Notes and all other amounts hereunder.

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      SECTION 9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

            (a) This Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.9 which shall be determined by a vote of the Required Lenders) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect; provided that, it is understood and agreed that
      (A) no waiver, reduction or deferral of a mandatory repayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b), shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and (C) an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof, (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in accordance with applicable law, at any time, sell or assign to any Lender or any Affiliate or Approved Fund thereof and to one or more additional banks, insurance companies, financial institutions, investment funds or other entities ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $1,000,000 (or such lesser amount approved by the Administrative Agent) with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender's Revolving Commitment and Revolving Loans) pursuant to an Assignment Agreement, executed by such Purchasing Lender, such transferor Lender, the Administrative Agent, the Issuing Lender and the Borrower (to the extent required), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that (A) any sale or assignment to an existing Lender, or Affiliate or Approved Fund thereof, shall not require the consent of the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein and (B) so long as no Default or Event of Default shall have

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      occurred and be continuing, any sale or assignment of a portion of the
      Revolving Loans and a Revolving Loan Commitment shall require the consent of the Borrower (such consent not to be unreasonably withheld). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Assignment Agreement, (1) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (2) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Credit Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto; provided, however, that such Lender shall continue to be entitled to any indemnification rights that expressly survive hereunder). Such Assignment Agreement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Assignment Agreement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. Notwithstanding anything to the contrary contained in this Section 9.6, a Lender may assign any or all of its rights under this Credit Agreement to an Affiliate or a Approved Fund of such Lender without delivering an Assignment Agreement to the Administrative Agent; provided, however, that (x) the Credit Parties and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment Agreement has been delivered to the Administrative Agent for recordation on the Register, (y) the failure of such assigning lender to deliver a Assignment Agreement to the Administrative Agent shall not affect the legality, validity or binding effect of such assignment and
      (z) an Assignment Agreement between the assigning Lender an Affiliate or Approved Fund of such Lender shall be effective as of the date specified in such Assignment Agreement.

            (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. A Loan (and the related Note) recorded on the Register may be assigned or sold in whole or in part upon registration of such assignment or sale on the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 9.6(c) as to which an Assignment Agreement is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a comparable register on behalf of the Credit Parties. In the event that any Lender sells participations in a Loan recorded on the Register, such Lender shall maintain a register on which it enters the name of all participants in such Loans held by it (the "Participant Register"). A Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered Note shall expressly so provide). Any participation of such Loan recorded on the Register (and the registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

            (e) Upon its receipt of a duly executed Assignment Agreement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender (other than a Purchasing Lender that is an Affiliate or Approved Fund of the transferor Lender) listed in such Assignment Agreement and the Notes subject to such Assignment Agreement, the Administrative Agent shall (i) accept such Assignment

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      Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

            (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms described in Section 2.17.

            (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to secure obligations of such Lender, including without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a fund or trust or entity that invests in commercial bank loans in the ordinary course of business, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; it being understood that the requirements for assignments set forth in this Section 9.6 shall not apply to any such pledge or assignment of a security interest, except with respect to any foreclosure or similar action taken by such pledgee or assignee with respect to such pledge or assignment; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and no such pledgee or assignee shall have any voting rights under this Credit Agreement unless and until the requirements for assignments set forth in this Section 9.6 are complied with in connection with any foreclosure or similar action taken by such pledgee or assignee.

      SECTION 9.7 ADJUSTMENTS; SET-OFF.

            (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to a Bankruptcy Event or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower or the applicable Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency

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      thereof to or for the credit or the account of the Borrower or any other
      Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrower and the other Credit Parties to the Administrative Agent and the Lenders and claims of every nature and description of the Administrative Agent and the Lenders against the Borrower and the other Credit Parties, in any currency, whether arising hereunder, under any other Credit Document or any Secured Hedging Agreement pursuant to the terms of this Credit Agreement, as such Lender may elect, whether or not the Administrative Agent or the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower, any other Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      SECTION 9.8 TABLE OF CONTENTS AND SECTION HEADINGS.

      The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

      SECTION 9.9 COUNTERPARTS.

      This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      SECTION 9.10 EFFECTIVENESS.

      This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

      SECTION 9.11 SEVERABILITY.

      Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 9.12 INTEGRATION.

      This Credit Agreement and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

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      SECTION 9.13 GOVERNING LAW.

      This Credit Agreement and, unless otherwise specified therein, each other Credit Document and the rights and obligations of the parties under this Credit Agreement and such other Credit Document shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law).

      SECTION 9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, the Borrower and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower and each of the other Credit Parties irrevocably agree that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

      SECTION 9.15 CONFIDENTIALITY.

      The Administrative Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower any information (the "Information") with respect to the Credit Parties and their Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such Information (a) to its employees, affiliates, auditors or counsel or to another Lender, (b) as has become generally available to the public other than by a breach of this Section 9.15, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors,
(d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (e) to (i) any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, provided that such prospective transferee shall have been made aware of this
Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Secured Hedging Agreement, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.15), (i) any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in

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connection with ratings issued with respect to such Lender, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization; provided that such Person shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, or (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization; provided that such Person shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement. For purposes of this Section "Securitization" shall mean a public or private offering by a Lender or any of its affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized in whole or in part by, the Loans.

      SECTION 9.16 ACKNOWLEDGMENTS.

      The Borrower and the other Credit Parties each hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

            (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

      SECTION 9.17 WAIVERS OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

      THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

      SECTION 9.18 PATRIOT ACT NOTICE.

      Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

      SECTION 9.19 AMENDMENT AND RESTATEMENT.

      This Agreement is intended to amend and restate the Existing Credit Agreement, without novation, with the Commitments set forth herein and the Lenders party hereto. All Letters of Credit outstanding under the Existing Credit Agreement shall be Letters of Credit outstanding hereunder. The Company hereby ratifies, affirms and acknowledges all of its Obligations in respect of the Existing Credit Agreement and the related documents and

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agreements delivered by them thereunder, including all outstanding Existing
Letters of Credit and related LOC Documents. Without limiting the foregoing, all Collateral under the Existing Credit Agreement shall be Collateral hereunder and continue to secure the obligations. All previously outstanding promissory notes under the Existing Credit Agreement will be deemed cancelled upon the occurrence of the Closing Date and the issuance of the Notes hereunder. Additionally, those Lenders party hereto which are also party to the Existing Credit Agreement hereby waive any prior notice requirement under the Existing Credit Agreement with respect to the termination of commitments thereunder and the making of any prepayments thereunder.

ARTICLE X

GUARANTY

      SECTION 10.1 THE GUARANTY.

      In order to induce the Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Hedging Agreement Providers as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the indebtedness becomes due and payable hereunder or under any Secured Hedging Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection.

      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

      SECTION 10.2 BANKRUPTCY.

      Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

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      SECTION 10.3 NATURE OF LIABILITY.

      The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

      SECTION 10.4 INDEPENDENT OBLIGATION.

      The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

      SECTION 10.5 AUTHORIZATION.

      Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

      SECTION 10.6 RELIANCE.

      It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      SECTION 10.7 WAIVER.

            (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's, any Lender's or any Hedging Agreement Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

            (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

            (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

      SECTION 10.8 LIMITATION ON ENFORCEMENT.

      The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement

Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

      SECTION 10.9 CONFIRMATION OF PAYMENT.

      The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                           AMERICAN PACIFIC CORPORATION,
                                    a Delaware corporation

                                    By: /s/ Dana Kelley
                                        ----------------------------------------
                                    Name: Dana Kelley
                                    Title: Chief Financial Officer and Treasurer

GUARANTORS:                         AMERICAN PACIFIC CORPORATION,
                                    a Nevada corporation

                                    By: /s/ Dana Kelley
                                        ----------------------------------------
                                    Name: Dana Kelley
                                    Title: Chief Financial Officer and Treasurer

                                    AMPAC FINE CHEMICALS LLC,
                                    a California limited liability company

                                    By: /s/ Dr. Aslam Malik
                                        ----------------------------------------
                                    Name: Dr. Aslam Malik
                                    Title: President

                                    ENERGETIC ADDITIVES INC., LLC,
                                    a Nevada limited liability company

                                    By: /s/ Dana Kelley
                                        ----------------------------------------
                                    Name: Dana Kelley
                                    Title: Manager

                                    AMPAC-ISP CORP.,
                                    a Delaware corporation

                                    By: /s/ Dana Kelley
                                        ----------------------------------------
                                    Name: Dana Kelley
                                    Title: Chief Financial Officer and Treasurer

                                    AMERICAN AZIDE CORPORATION,
                                    a Nevada corporation

                                    By: /s/ Dana Kelley
                                        ----------------------------------------
                                    Name: Dana Kelley
                                    Title: Treasurer

                                    AMPAC FARMS, INC.,
                                    a Nevada corporation

                                    By: /s/ Dana Kelley
                                        ----------------------------------------
                                    Name: Dana Kelley
                                    Title: Treasurer

ADMINISTRATIVE AGENT
AND LENDERS:                        WACHOVIA BANK, NATIONAL
                                    ASSOCIATION,
                                    as Administrative Agent and as a Lender

                                    By: /s/ William F. Fox
                                        ----------------------------------------
                                    Name: William F. Fox
                                    Title: Director

                                    BANK OF AMERICA, N.A.

                                    By: /s/ John C. Plecque
                                        ----------------------------------------
                                    Name: John C. Plecque
                                    Title: Senior Vice President